UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule § 240.14a-12

PDF SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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PDF SOLUTIONS, INC.

2858 De La Cruz Boulevard
Santa Clara, California 95050

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 23, 2020

Time and Date	3:00 p.m. local time, on Tuesday, June 23, 2020.

Place	PDF Solutions, Inc. corporate headquarters located at 2858 De La Cruz Boulevard, Santa Clara, California 95050*

Items of Business

(1)  The election of two members of the Board of Directors to hold office until the first annual meeting of stockholders that is held after December 31, 2022, or until such director’s respective successor is duly elected and qualified.

(2) The ratification of the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

(3) The approval of the Company’s Sixth Amended and Restated 2011 Stock Incentive Plan.

(4) The approval of the Company's 2020 Employee Stock Purchase Plan.

(5) The ratification of an amendment to our Bylaws to designate Delaware as the exclusive forum for certain legal actions.

(6) The approval, by non-binding vote, of the compensation of our named executive officers disclosed in this Proxy Statement.

(7) To consider such other business as may properly come before the Annual Meeting.

Record Date	You are entitled to vote only if you were a stockholder as of the close of business on April 29, 2020 (the “Record Date”).

Meeting Admission

You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e. in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

Voting

Your vote is very important. Whether or not you expect to attend the Annual Meeting in person, please vote your shares as soon as possible. You may vote over the Internet, in person at the annual meeting, by using the toll-free telephone number on your proxy card or voting instruction materials (if you are in Canada, Puerto Rico, or the United States), or by mailing a proxy card or voting instruction card. Please review the instructions on the Notice of Internet Availability of Proxy Materials or on your proxy card or voting instruction materials regarding your voting options.

Hosting of the materials	Our proxy statement, proxy card and annual report to stockholders for the year ended December 31, 2019, are available at https://www.pdf.com/proxy-materials.

On behalf of our Board of Directors, thank you for your participation in this important annual process.

By Order of the Board of Directors,

PETER COHN
Secretary

Santa Clara, California

May 8, 2020

*As part of our precautions regarding the COVID-19 pandemic, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communications. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be posted on our website and filed with the U.S. Securities and Exchange Commission as additional proxy materials.

PDF SOLUTIONS, INC.

2858 De La Cruz Boulevard
Santa Clara, California 95050

PROXY STATEMENT

FOR THE

2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 23, 2020

Our Board is soliciting proxies for our 2020 annual meeting of stockholders. This proxy statement (“Proxy Statement”) contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

The Board set April 29, 2020, as the record date for the Annual Meeting (the “Record Date”). Stockholders of record who owned our common stock on that date are entitled to vote at and attend the Annual Meeting, with each outstanding share entitled to one vote. On the Record Date, there were 32,795,326 shares of our common stock, $0.00015 par value, outstanding.

In this Proxy Statement:

●	“We,” “us,” “our,” “PDF,” “PDF Solutions,” and the “Company” refer to PDF Solutions, Inc.;

●	“Annual Meeting” means our 2020 annual meeting of stockholders;

●	“Board” or “Board of Directors” means our Board of Directors; and

●	“SEC” means the Securities and Exchange Commission.

We have summarized below important information with respect to the Annual Meeting.

Internet Availability of Proxy Materials

 We are furnishing proxy materials to our stockholders primarily via the Internet. On or about May 8, 2020, we mailed our stockholders on the Record Date, a Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review all of the important information contained in our proxy materials, including our Proxy Statement and our 2019 Annual Report to Stockholders. The Notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting and conserve natural resources. However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the Notice.

Time and Place of the Meeting

The Annual Meeting is being held on Tuesday, June 23, 2020, at 3:00 p.m. local time, at the Company’s headquarters located at 2858 De La Cruz Boulevard, Santa Clara, California 95050. As part of our precautions regarding the COVID-19 pandemic, we are planning for the possibility that the meeting may be held solely by means of remote communications. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be posted on our website and filed with the SEC, as additional proxy materials. All stockholders of record who owned shares of our stock as of the Record Date may attend the Annual Meeting.

Purpose of the Proxy Materials

 You are receiving proxy materials from us because you owned shares of our common stock on the Record Date. This Proxy Statement describes matters on which we would like you, as a stockholder, to vote. It also gives you information on these matters so that you can make an informed decision.

If you are a stockholder and submit a signed proxy card, you are appointing Dr. John K. Kibarian, our Chief Executive Officer and President, and Adnan Raza, our Executive Vice President, Finance and Chief Financial Officer, or either of them, proxies and attorneys-in-fact to represent you at the Annual Meeting. Dr. Kibarian and/or Mr. Raza will vote your shares at the Annual Meeting as you have instructed them. Your shares will be voted whether or not you attend the Annual Meeting.

If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials were forwarded to you by your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the Annual Meeting.

Even if you plan to attend the Annual Meeting, it is a good idea to vote in advance of the Annual Meeting, just in case your plans change and you are unable to attend the Annual Meeting.

Proposals to be Voted on at the Annual Meeting

You are being asked to vote on the following:

(1)

To elect two members of the Board of Directors to hold office until the first annual meeting of stockholders that is held after December 31, 2022, or until such director’s respective successor is duly elected and qualified.

(2)	To ratify the appointment BPM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

(3)	To approve the Company’s Sixth Amended and Restated 2011 Stock Incentive Plan.

(4)	To approve of the 2020 Employee Stock Purchase Plan.

(5)	To ratify an amendment to our Bylaws to designate Delaware as the exclusive forum for certain legal actions.

(6)	To approve, by non-binding vote, the compensation of our named executive officers disclosed in this Proxy Statement.

(7)	To take action on any other business as may properly come before the 2020 Annual Meeting or any adjournments or postponements thereof.

The Board recommends a vote FOR the director nominees and FOR Proposals 2, 3, 4, 5 and 6.

Voting Procedures

You may vote by Internet

If you are a stockholder of record, you may submit your proxy by Internet by following the instructions on the Notice or your proxy card and by following the voting instructions on the website.

If you hold your shares in street name, please check the Notice or the voting instructions provided by your broker, trustee or nominee for Internet voting availability and instructions. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank or other nominee, and the stock certificates and record ownership are not in your name.

You may vote by telephone

If you are a stockholder of record and live in the United States, Puerto Rico, or Canada, you may submit your proxy by following the “Vote-by-Telephone” instructions on the proxy card or the Notice.

If you hold your shares in street name, please check the voting instructions provided by your broker, trustee or nominee for telephone voting availability and instructions.

You may vote by mail

If you requested and received paper copies of our proxy materials and you are a stockholder of record, and elect to vote by mail, please indicate your preferences on the proxy card, date and sign your proxy card and return it in the postage-prepaid and addressed envelope that was enclosed with your proxy materials. If you mark your voting instructions on the proxy card, your shares will be voted as you have instructed. Note that you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote via the Internet and how to request paper copies of the proxy materials.

If you hold your shares in street name, you may vote by mail by completing, signing and dating the voting instruction card provided by your broker, trustee or nominee and mailing it in the accompanying postage-prepaid and addressed envelope.

You may vote in person at the Annual Meeting

We will pass out written ballots to any stockholder of record who attends the Annual Meeting in person and requests to vote in person.

If you hold your shares in street name and you wish to vote at the Annual Meeting, you must notify your broker, bank or other nominee and obtain a legal proxy to vote your shares at the Annual Meeting.

You may revoke your proxy

If you are the stockholder of record and you change your mind after you have submitted your proxy via the Internet or by telephone or returned your proxy card, you may revoke your proxy at any time before the polls close at the Annual Meeting. You may revoke your proxy by:

●	entering a new vote via the Internet, by telephone or by signing and returning another proxy card at a later date, but before the polls close at the Annual Meeting;

●	providing written notice of the revocation before the Annual Meeting to us at PDF Solutions, Inc., Attention: Corporate Secretary, 2858 De La Cruz Boulevard, Santa Clara, California, 95050; or

●	voting in person at the Annual Meeting.

If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Proxy Solicitation

Solicitation of proxies may be made by means of personal calls to, or telephonic, facsimile or electronic communications with, stockholders or their personal representatives by our directors, officers and employees. Our directors, officers and employees will not receive additional remuneration. We will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our common stock.

Multiple Proxy Cards

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards that you have received to ensure that all of your shares are voted.

Quorum Requirement

 Shares are counted as “present” at the Annual Meeting if the stockholder either:

●	votes in person at the Annual Meeting; or

●	properly voted via the Internet or by telephone, or submitted a proxy card in the mail ( or someone has submitted a card on the stockholder’s behalf).

The presence (either in person or by proxy) of a majority of our outstanding shares constitutes the quorum required for holding the Annual Meeting and conducting business.

Consequences of Not Voting; Broker Non-Votes

If your shares are held in your name, you must vote via the Internet or by telephone, submit a proxy card in the mail, or attend the Annual Meeting in person, in order to vote on the proposals.

If your shares are held in “street name” and you do not vote via the Internet or by telephone, or return your voting instruction card in the mail, your stockbroker may either:

●	vote your shares on routine matters; or

●	leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the ratification of auditors), but not with respect to non-routine matters (such as the election of directors or a proposal submitted by a stockholder). The term “broker non-vote” refers to shares that are held of record by a broker for the benefit of the broker’s clients but that are not voted at the Annual Meeting by the broker on non-routine matters because the broker did not receive instructions from the broker’s clients on how to vote the shares and, therefore, was prohibited from voting the shares. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast. Because the election of directors is done by a majority of the votes cast with respect to a particular director’s election, broker non-votes will not affect the election of directors. We encourage you to provide specific instructions to your stockbroker by voting via the Internet or by telephone, or returning your voting instruction card. This ensures that your shares will be properly voted at the Annual Meeting.

Effect of Abstentions

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum. Accordingly, the effect of an abstention will generally be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors.

Required Vote For Each of the Proposals

Assuming a quorum of stockholders is represented either in person or by proxy at the Annual Meeting:

●

Each director shall be elected by the vote of a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” such director’s election (with “abstentions” and “broker non-votes” not counting as either a vote cast “for” or “against” such director’s election).

●

Approval of the ratification of the appointment of the independent registered public accounting firm, the Company’s Sixth Amended and Restated 2011 Stock Incentive Plan, the Company's 2020 Employee Stock Purchase Plan, ratification of the amendment to the Company's amended and restated bylaws (our “Bylaws”) to designate Delaware as the exclusive forum for certain legal actions, and the non-binding advisory vote on our executive compensation, each requires the affirmative “FOR” vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. The vote on approval of our executive compensation is non-binding on the Company and the Board. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation programs, values the opinions expressed by our stockholders and will take the outcome of the vote under advisement in evaluating our executive compensation principles, design and practices.

  Tabulation of the Votes

Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Computershare, our transfer agent, and delivered to Rochelle Woodward, our General Counsel. Ms. Woodward will act as the Inspector of Elections at the Annual Meeting. The Inspector of Elections also has the responsibility of determining whether a quorum is present at the Annual Meeting.

Those shares represented by votes cast via the Internet or by telephone, or represented by proxy cards received, marked, dated, and signed, and in each case, not revoked, will be voted at the Annual Meeting. If a stockholder submits proxy voting instructions with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. If a stockholder of record submits a proxy card but does not direct how to vote on a particular matter, the individuals named as proxy holders will vote the stockholder’s shares as follows:

FOR

the director nominees,

FOR

Proposals 2, 3, 4, 5, and 6 and in any manner that the proxy holders deem desirable for any other matters that come before the Annual Meeting. Broker non-votes will count as present for purposes of a quorum, but will not be considered as voting with respect to any matter for which the broker does not have voting authority, including the election of a director.

We believe that the procedures to be used by the Inspector of Elections to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication of Voting Results

We will announce preliminary voting results at the Annual Meeting. We will publish the preliminary, or if available, final, voting results in a Current Report on Form 8-K to be filed with the SEC on or before the fourth business day following the date of our Annual Meeting. If not published in an earlier Current Report on Form 8-K, we will publish the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the final voting results are known. You may obtain a copy free of charge from our Internet website at www.pdf.com, by contacting our Investor Relations Department at (408) 938-6491, or through the online EDGAR system at www.sec.gov.

Other Business

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement. However, if any other business is properly presented at the Annual Meeting and if you are a stockholder of record and submit your signed proxy card, you are giving authority to Dr. Kibarian and Mr. Raza to vote on such matters at their discretion.

Proposals for Next Year’s Annual Meeting

To have your proposal included in the proxy statement for the 2021 annual meeting of stockholders, pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, you must submit your proposal in writing by the date that is 120 calendar days before the anniversary of the date that this year’s proxy statement is released to stockholders. Thus, assuming that this Proxy Statement is released to stockholders on or about May 8, 2020, your proposal for the 2021 annual meeting of stockholders should arrive at the Company’s office by January 8, 2021. Your proposal should be addressed to us at PDF Solutions, Inc., Attention: Secretary, 2858 De La Cruz Blvd., Santa Clara, California 95050.

In addition, our Bylaws provide that in order to nominate one or more potential candidates for election to the Board of Directors or to bring other business before the annual meeting, a stockholder must provide timely written notice to our Secretary at the address listed above not less than 90 days and no more than 120 days prior to the one-year anniversary date of this year’s meeting, which will be June 23, 2021 (the “Anniversary Date”), which means any such proposal would need to be delivered or mailed to us between February 23, and March 25, 2021. However, our Bylaws also provide that if the date of the annual meeting of stockholders is more than 30 days prior to, or more than 60 days after the Anniversary Date, and less than 60 days’ notice of the date of the meeting is given to stockholders, to be timely received the proposal must be received from the stockholder not later than the close of business on the 10th day following the date the meeting date was first publicly announced. If you do not provide timely notice, then management has the sole discretion to present the proposal at the meeting, and the proxies for the 2021 annual meeting of stockholders will confer discretion on the management proxy holders to vote for or against your proposal at their discretion. In the case of nominations to the Board of Directors, such written notice must include certain information about the potential candidate(s) as specified in our Bylaws, and such notice must be accompanied by a completed and signed director questionnaire. In the case of any other business that you propose to bring before the meeting, such written notice must include certain information about such business and certain information about the stockholder and the beneficial owner, if any, on whose behalf the proposal is being made. Please refer to Section 2.5 of our Bylaws for more information.

Additionally, a stockholder, or a group of up to 20 stockholders, owning at least 5% of the Company’s outstanding shares of common stock continuously for at least three years, may nominate and include in our proxy statement for the 2021 annual meeting of stockholders, director nominees constituting up to the greater of two nominees or 20% of the board, subject to the requirements specified in our Bylaws. This can be done by providing written notice on Schedule 14N as well as certain other documents and information, as detailed in our Bylaws, to our Secretary at the address listed above not less than 120 days nor more than 150 days before the anniversary of the date that the Company released its proxy statement for the prior year’s annual meeting of stockholders, which for the 2021 Annual Meeting of Stockholders will be no earlier than December 9, 2020 and no later than January 8, 2021. Please refer to Section 2.6 of our Bylaws for more information.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 23, 2020:
Our proxy materials including our Proxy Statement, 2019 Annual Report on Form 10-K and proxy card are available on the Internet and may be viewed and printed, free of charge, at https://www.pdf.com/proxy-materials.

PROPOSAL NO. 1: ELECTION OF CLASS I DIRECTORS

The Board of Directors, upon recommendation from the Nominating Committee of the Board of Directors, has nominated two candidates for election to the Board this year as Class I directors, Joseph R. Bronson and Marco Iansiti. Detailed information about each nominee is provided below.

Nominees for Class I Directors

The Company’s Bylaws provide that the number of directors shall be established by the Board or the stockholders of the Company. The Company’s amended and restated certificate of incorporation provides that the directors shall be divided into three classes, with each class serving for staggered, three-year terms and one class being elected at each year’s annual meeting of stockholders. The Board has set the number of Directors at eight, currently consisting of two Class I directors, three Class II directors and three Class III directors.

The Class I directors elected at the Annual Meeting will hold office until the first annual meeting that is held after the year ending December 31, 2022, or until each such director’s successor has been duly elected and qualified. The terms of the Class II and Class III directors will expire at the annual meeting of stockholders next following the years ending December 31, 2020, and December 31, 2021, respectively. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substitute candidate.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominee named below. In the event that the Company’s nominee becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill such vacancy. It is not expected that the nominee listed below will be unable or will decline to serve as a director. The Class I nominees listed below are Mr. Bronson and Prof. Iansiti, who each presently serves as a director of the Company.  Each of these nominees has consented to serve a three-year term.

Certain individual experience, qualifications, attributes and skills of the below named directors that led the Board to conclude that Mr. Bronson and Prof. Iansiti should be re-nominated, respectively, as directors are described in the biography below. The information below was provided by the nominee and the continuing Class II and Class III directors with unexpired terms. There is no family relationship between the continuing directors, executive officers and the Class I nominees.

Nominees for Class I Directors:

Joseph R. Bronson

Age	71

Director Since, Class; Leadership	2014, Class I; Lead Independent Director

Business Experience and Education

Mr. Bronson is currently Principal and Chief Executive Officer of The Bronson Group, LLC, which provides financial and operational consulting services, and is a Managing Director and Strategic Advisor to Cowen & Co., a New York City based investment bank. He also serves on the boards of directors of Maxim Integrated Products, Inc., an analog semiconductor company, Jacobs Engineering Group Inc., a provider of technical, professional and construction services. Prior to his affiliation at Cowen & Co., from May 2011 to March 2014, he was affiliated with GCA Savvian, LLC, as an Advisory Director. From January 2009 to March 2010, Mr. Bronson served as the Chief Executive Officer of Silicon Valley Technology Corporation, a private company that provides technical services to the semiconductor and solar industries. Prior to that, from August 2007 to October 2008, Mr. Bronson served as President and Chief Operating Officer of Sanmina-SCI, a worldwide contract manufacturer, and also served on Sanmina-SCI's board of directors from August 2007 to January 2009. Prior to that, Mr. Bronson served as President and Co-Chief Executive Officer of FormFactor, Inc. from November 2004 to February 2007. Mr. Bronson also served as a senior executive at Applied Materials, Inc. from 1984 through 2004, including as the Chief Financial Officer from 1998 to 2004. Mr. Bronson holds a B.S. in accounting from Fairfield University and an M.B.A. in financial management from The University of Connecticut.

Board Committee Memberships	Chair of the Audit and Corporate Governance and Nominating Committees.

Qualifications & Attributes

Mr. Bronson has extensive experience in finance and operations through positions he has held with various companies, including three years as President and Co-Chief Executive Officer of FormFactor, Inc., a manufacturer of advanced semiconductor wafer probe cards, between 2004 and 2007 and 21 years at Applied Materials in senior level operations management, concluding with the positions of Executive Vice President and Chief Financial Officer, he resigned as Director in November, 2017. Mr. Bronson is also a Certified Public Accountant in the State of New York, a member of the American Institute of Certified Public Accountants and a Series 7 and Series 63 Investment Advisor registered at FINRA. The Board has determined that Mr. Bronson is an “audit committee financial expert” based on his knowledge and understanding of generally accepted accounting principles and financial statements, his experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues relevant to those of the Company, and his understanding of internal control over financial reporting. This financial experience is beneficial to the Company and, combined with Mr. Bronson’s extensive knowledge of the industry and operations, enables him to provide valuable strategic input to the Company.

Marco Iansiti

Age	58

Director Since, Class	2016, Class I

Business Experience and Education

Professor Marco Iansiti currently serves as the David Sarnoff Professor of Business Administration and heads the Technology and Operations Management Unit and the Digital Initiative at Harvard Business School. Professor Iansiti is also currently the chairman of the board of directors of Keystone Strategy Inc., a consulting firm he co-founded, and a member of the board of directors at Module Q, a private personal resource management application. Previously, from April 2014 through November 2016, he was a member of the board of AltX, a private data platform and marketplace for alternative investments, and from May 2011 to March 2012, Professor Iansiti was a member of the board of Leonardo-Finmeccanica SpA, a global high-tech company in the aerospace, defense, and security sectors, which is publicly listed in Italy. He holds an A.B. and Ph.D. in Physics from Harvard University.

Board Committee Memberships	Chair of the Compensation Committee and member of the Nominating Committee.

Qualifications & Attributes

Professor Iansiti has taught at the Harvard Business School for twenty-six years and consulted on strategy, business models, and innovation processes at such global companies as Microsoft, Facebook, IBM, Hewlett Packard, AT&T, Dell, and Amazon, among many others. His broad experience advising worldwide companies and deep experience in strategy, business models, and technology, including big data analytics, is especially beneficial to the Company as it continues to develop new products and solutions for electrical characterization in expanded markets.

Continuing Class II Directors:

Kimon W. Michaels, Ph.D.

Age	54

Director Since, Class	1995, Class II

Business Experience and Education

Dr. Michaels, one of our founders, has served as our Vice President, Products and Solutions since July 2010, and was designated an Executive Vice President in February 2019. Dr. Michaels served as our Vice President, Design for Manufacturability from June 2007 through June 2010. Prior to that, Dr. Michaels served as our Vice President, Field Operations for Manufacturing Process Solutions from January 2006 through May 2007. From March 1993 through December 2005, he served in various vice-presidential capacities at PDF. He also served as Chief Financial Officer from November 1995 to July 1998. Dr. Michaels received a B.S. in Electrical Engineering, an M.S. E.C.E. and a Ph.D. E.C.E. from Carnegie Mellon University.

Board Committee Memberships	None

Qualifications & Attributes

Dr. Michaels provides the Board with unique insight regarding Company-wide issues as an executive of the Company in various leadership capacities and levels of operations, and as a co-founder of the Company. This experience provides the Board with invaluable insight into Company operations.

Dr. Gerald Z. Yin

Age	76

Director Since, Class	2018, Class II

Business Experience and Education

Dr. Gerald (Zheyao) Yin is currently Chairman and Chief Executive Officer of Advanced Micro-Fabrication Equipment Inc. (AMEC). Dr. Yin also currently serves on the Board of Directors of PDF Solutions Semiconductor Technology (Shanghai) Company Ltd., a wholly-owned subsidiary of PDF Solutions, Inc. Prior to founding AMEC, from 1991 to 2004, Dr. Yin held a variety of executive positions at Applied Materials, including vice president of Asia sourcing and procurement and chief technology officer of Applied Materials Asia. From 1986 to 1991, he led the Etch technology development and introduction initiatives for several key products at Lam Research. Before that, he served in central technology development at Intel Corporation from 1984 to 1986. Dr. Yin received his B.S. in chemical physics from the University of Science and Technology, China. He pursued graduate studies at Beijing University, Department of Chemistry, and received a Ph.D. in physical chemistry from the University of California, Los Angeles.

Board Committee Memberships	Member of the Compensation and Nominating Committees.

Qualifications & Attributes

Dr. Yin served as a research group leader at the Chinese Academy of Sciences, where he received two national science team awards. He holds 86 U.S. patents and more than 200 foreign patents. Dr. Yin’s more than 34 years of product development and executive management experience in the semiconductor equipment industry, combined with his experience as chairman of the board of AMEC and his various leadership roles in semiconductor companies, enables him to provide valuable strategic input to the Company.

Shuo Zhang

Age	55

Director Since, Class	2019, Class II

Business Experience and Education

Ms. Zhang currently serves on the boards of directors at several public and private companies, including S.O.I.TEC Silicon on Insulator Technologies SA, Telink Semiconductor, and Grid Dynamics. She is also actively involved with private venture capital firms in the Silicon Valley. From December 2007 to September 2015, Ms. Zhang served in various senior management capacities at Cypress Semiconductor, including corporate development, general management and worldwide mobile sales. Prior to Cypress, Ms. Zhang served in many different product, marketing and sales management roles at Silicon Light Machines, Agilent Technologies, Altera Corporation, and LSI Corporation. Ms. Zhang holds a B.S. in electrical engineering from Zhejiang University and a M.S. in material science and mechanics from Penn State University.

Board Committee Memberships	None

Qualifications & Attributes

Ms. Zhang brings a wide range of relevant experience and expertise in the semiconductor and test industries that is invaluable to the Company’s evolutions to the leading provider of big data solutions for the semiconductor and electronics markets.  The Company greatly benefits from her impressive executive track record in sales, marketing, and international mergers and acquisitions, and from her insights and business acumen.

Continuing Class III Director:

Nancy Erba

Age	53

Director Since, Class	2019, Class III

Business Experience and Education

Ms. Erba, is currently Chief Financial Officer of Infinera Corporation, since August 2019. She previously served as Chief Financial Officer at Immersion Corporation, a provider of touch feedback technology known as haptics, from September 2016 to March 2019. Prior to that, from November 2003 to October 2015, she served in various capacities at Seagate Technology, a provider of storage solutions, including Vice President of Finance, Corporate Financial Planning and Analysis, Division CFO, Vice President of Business Operations and Vice President of Corporate Development. She is an “audit committee financial expert” based on her knowledge and understanding of generally accepted accounting principles and financial statements, her experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues relevant to those of the Company, and her understanding of internal control over financial reporting. Ms. Erba received her B.S. Degree in mathematics from Smith College and an M.B.A. from Baylor University

Board Committee Memberships	Member of the Audit and Corporate Governance Committee.

Qualifications & Attributes

Ms. Erba has an impressive track record of success in building and leading best in class finance, business operations, and corporate development organizations throughout her career, and provides the Board with valuable oversight, direction and strategic input.

Michael B. Gustafson

Age	53

Director Since, Class	2018, Class III

Business Experience and Education

Mr. Gustafson has been Executive Chairman and a member of the Board of Directors of Druva, Inc., a cloud data protection and management company, since April 2016. He is also the sole member of Carve Your Destiny, LLC, a consulting company, and a member of the Board of Directors of Everspin Technologies, Inc. a Nasdaq-listed memory solutions company, Reltio Inc., a cloud-based master data management company, and Matterport, Inc., an immersive 3D media company. From October 2013 to February 2016, he served as Senior Vice President at Western Digital Corporation. Prior to that, he served as Chief Executive Officer and Chairman of Virident Systems, Inc., Senior Vice President and General Manager of File & Content Business at Hitachi Data Systems, Chief Executive Officer and Board Member of BlueArc Corporation, and various executive roles at McData Corporation and was with International Business Machines Corporation early in his career. Mr. Gustafson received his B.S. in Business Administration from Washington University in St. Louis.

Board Committee Memberships	Member of the Audit and Corporate Governance and the Compensation Committees.

Qualifications & Attributes

Mr. Gustafson’s more than 25 years as a successful leader of multiple technology companies and teams, including public and private, across infrastructure and software offerings make him a valuable advisor to the Company.

John Kibarian, Ph.D.

Age	56

Director Since, Class	1992, Class III

Business Experience and Education

Dr. Kibarian is one of our founders and has served as our President since November 1991 and our Chief Executive Officer since July 2000. Dr. Kibarian received a B.S. in Electrical Engineering, an M.S. E.C.E. and a Ph.D. E.C.E. from Carnegie Mellon University.

Board Committee Memberships	None

Qualifications & Attributes

Being a leader of the Company since its founding, Dr. Kibarian brings to our Board an extraordinary understanding of our Company’s business, history and organization. Dr. Kibarian’s training and education as an engineer, together with his day-to-day leadership and intimate knowledge of our business and operations, helps the Board in developing and executing the Company’s long-term strategy.

Vote Required

If a quorum is present at the Annual Meeting, each nominee will only be elected as a Class I director for the three-year term following the Annual Meeting if he receives a majority of the votes cast at the Annual Meeting with respect to his election. Unless instructed otherwise, proxies received will be voted FOR the election of the nominees.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE ELECTION OF THE

CLASS I DIRECTOR NOMINEES INDICATED ABOVE.

MEETINGS OF THE BOARD OF DIRECTORS AND ATTENDANCE

Board Meetings in 2019	10

Board Committees	Audit and Corporate Governance
Compensation
Nominating

Total Committee Meetings in 2019	16 (the number of meetings held by each committee is set forth below)

Director Attendance in 2019

All of our Board members attended 75% or more of the meetings of the Board and the committees on which they each served, held during the period for which they served as directors or committee members. Five of our directors attended our 2019 annual meeting of stockholders either in person or by telephone.

BOARD COMMITTEES

The following table provides additional information regarding the committees of our Board of Directors during 2019:

Name of Committee and Members	Charter and Principal Functions of the Committee	Number of Meetings in 2019
Audit and Corporate Governance Committee Mr. Bronson (Chair) Ms. Erba (as of 6/3/19) Mr. Gustafson Prof. Iansiti (until 6/3/19)	• Committee charter posted at http://www.pdf.com/ir-governance. • Recommends the engagement of the independent registered public accounting firm. • Monitors the effectiveness of our internal and external audit efforts. • Monitors and assesses the effectiveness of our financial and accounting organization and the quality of our system of internal accounting controls. • Oversees all aspects of the Company’s corporate governance functions on behalf of the Board and makes recommendations on corporate governance issues.	5
Compensation Committee Prof. Iansiti (Chair) Mr. Gustafson Dr. Yin	• Committee charter posted at http://www.pdf.com/ir-governance. • Establishes and administers our policies regarding annual executive compensation, including salaries, cash incentives, and long-term equity incentives. • Assists with the administration of our stock incentive and purchase plans.	7
Nominating Committee Mr. Bronson (Chair) Prof. Iansiti Dr. Yin	• Committee charter posted at http://www.pdf.com/ir-governance. • Identifies, reviews and evaluates candidates to serve as directors. • Makes other recommendations to the Board regarding affairs related to the directors of the Company.	4

In addition to the Board and committee meetings noted above, the Board and certain of the committees also acted by unanimous written consent in the conduct of its business.

COMPENSATION COMMITTEE

As summarized above, and as more fully set forth in the charter to the Compensation Committee approved by the Company’s Board of Directors, the Compensation Committee has the authority to determine the amount and form of compensation paid to the Company’s executive officers, officers, employees, consultants and advisors and to review the performance of such persons in order to determine appropriate compensation, as well as to establish the Company’s general compensation policies and practices and to administer plans and arrangements established pursuant to such policies and practices. The Committee will also periodically review and make recommendations to the Board as to compensation for the non-employee directors of the Board. We have included a more detailed discussion of the Company’s executive compensation program, its objectives and the process we undergo to set and review our compensation determinations starting on page 32 of this Proxy Statement. In addition, page 14 of this Proxy Statement includes the Compensation Committee’s risk management review of the Company’s compensation policies and practices in fiscal year 2019 under the heading “Risk Assessment of Compensation Policies.” Each member of the Compensation Committee is an independent director under applicable Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 as amended (the “Exchange Act”).

The Committee has exclusive authority to determine the amount and form of compensation paid to the Company’s Chief Executive Officer, and to take such action, and to direct the Company to take such action, as is necessary and advisable to compensate the Chief Executive Officer in a manner consistent with its determinations. With respect to “executive officers” (as defined in Rule 3b-7 under the Exchange Act) and “officers” (as defined in Rule 16a-1(f) under the Exchange Act) of the Company, other than the Company’s Chief Executive Officer (“Other Executive Officers”), the Committee has authority to determine the amount and form of compensation paid to the Other Executive Officers, and to take such action, and to direct the Company to take such action, as is necessary and advisable to compensate the Other Executive Officers in a manner consistent with its determinations. Except as set forth below, the Compensation Committee retains and does not delegate any of its power to determine matters of executive and director compensation, although it may from time to time delegate its authority on the matters with regards to non-officer employees and consultants of the Company to our Chief Executive Officer and other appropriate Company supervisory personnel.

The Compensation Committee also has authority to select, engage, compensate and terminate compensation consultants, legal counsel and such other advisors as it deems necessary and advisable to assist the Compensation Committee in carrying out its responsibilities and functions as set forth herein. In 2019, the Compensation Committee retained the services of Compensia, Inc. (“Compensia”), an independent compensation consultant. The independent consultant provided the Compensation Committee advice and recommendations on the Company's peer group, Named Executive Officer compensation, and Lead Independent Director compensation. Compensia provided no other services to the Company in 2019.

NOMINATING COMMITTEE EVALUATION OF BOARD NOMINEES

The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. If any member of the Board does not wish to continue in service, if the Board decides not to re-nominate a member for re-election or if the Board decides to increase the size of the Board, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the philosophy explained below. Current members of the Nominating Committee are polled for suggestions as to individuals meeting the philosophy of the Nominating Committee. In January and, again, in May, 2019, the Nominating Committee engaged a third-party search firm, Egon Zehnder International, Inc. (“Egon”), to assist in identifying and recommending potential nominees for the positions on the Board. Ms. Erba was initially identified and recommended by Egon. Ms. Zhang was initially recommended by Mr. Bronson and then reviewed and recommended by Egon.

Once the Nominating Committee has identified a prospective nominee or if it has received a recommendation from a stockholder, the Nominating Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Nominating Committee concerning the prospective candidate, as well as the Nominating Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating Committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request the third-party search firm to gather additional information about the prospective nominee’s background and experience. The Nominating Committee then evaluates the prospective nominee, taking into account the following:

●	the independence of the proposed director within the meaning of the listing standards of The Nasdaq Stock Market;
●	diversity of experience and background of the proposed director, including the need for financial, business, academic, public sector or other expertise on our Board of Directors or its committees; and
●	current composition of the Board, the balance of management and independent directors.

The Nominating Committee identified increasing diversity at the Board level as an essential element in supporting the attainment of our strategic objectives and its sustainable development. Accordingly, on February 12, 2019, the Board adopted a diversity policy, pursuant to which the Board is committed to actively seeking highly-qualified individuals from minority groups to include in the pool from which new candidates are selected. Candidates will be identified based on merit and suitability and considered against appropriate criteria, having due regard for the benefits of diversity on the Board.

 In connection with this evaluation, the Nominating Committee determines whether to interview the prospective nominee and, if warranted, one or more members of the Nominating Committee and others, as appropriate, conduct interviews in person or by telephone. After completing this process, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees.

Stockholders may send any recommendations for director nominees or other communications to the Board or any individual director at the following address:

Board of Directors (or Nominating Committee, or name of individual director)

PDF Solutions, Inc.

Attention: Secretary

2858 De La Cruz Blvd.

Santa Clara, California 95050

See Proposals for Next Year’s Annual Meeting on page 5 for information on how to recommend or nominate one or more potential candidates for election to the Board of Directors.

DIRECTOR INDEPENDENCE

The Company has adopted standards for director independence in accordance with Nasdaq Listing Rules and SEC rules. An “independent director” means a person, other than an officer or employee of the Company or its subsidiaries, or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To be considered independent, the Board must affirmatively determine that neither the director nor an immediate family member has had any direct or indirect material relationship with the Company within the last three years.

The Board considered the relationships, transactions or arrangements with each of the directors discussed in “Certain Relationships and Related Transactions,” in this Proxy Statement and concluded that none of the current non-employee directors has any relationships with the Company that would impair his independence. The Board has determined that each member of the Board, other than Dr. Kibarian and Dr. Michaels, is an independent director under applicable Nasdaq Listing Rules and SEC rules. Dr. Kibarian and Dr. Michaels did not meet the independence standards because they are employees of the Company.

The Board has determined that:

●	all directors who serve on the Audit and Corporate Governance, Compensation, and Nominating Committees are independent under the Nasdaq Listing Rules and SEC rules; and
●

all members of the Audit and Corporate Governance Committee meet the additional independence requirement and they do not directly or indirectly receive compensation from the Company other than their compensation as directors.

The independent directors meet regularly in executive sessions without the presence of the non-independent directors or members of the Company’s management, and in any event, not less than twice per year during regularly scheduled Board meeting days and from time to time as they deem necessary or appropriate.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership Structure

The Company’s Amended and Restated Bylaws, as adopted by the Board of Directors in April 2019 (the “Bylaws”), provide for a Chairperson of the Board or, if vacant, a Lead Independent Director.

The Bylaws require that the Chairperson position be held by a separate individual from the Chief Executive Officer. Further, no employee may hold the Chairperson position. The Board believes the separation of the Chief Executive Officer and the Chairperson position enhances the Board’s oversight of, and independence from, Company management, the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders, and our overall corporate governance compared to a combined Chairman/Chief Executive Officer leadership structure. Under the Bylaws, the Chairperson of the Board is responsible for coordinating the Board’s activities, including the scheduling of meetings of the full Board, scheduling executive sessions of the non-employee directors and setting relevant items on the agenda (in consultation with the Chief Executive Officer as necessary or appropriate). The position of Chairperson of the Board of Directors has been vacant since May 2018.

In January 2019, the independent directors unanimously elected Mr. Joseph Bronson to the role of Lead Independent Director. Mr. Bronson has been a director of the Company since May 2014. He currently is Chair of both the Audit and Corporate Governance and Nominating Committees of the Board. Under the Bylaws, in the absence of a Chairperson, the Lead Independent Director may exercise all the rights and powers granted to the Chairperson of the Board. The Lead Independent Director’s primary responsibilities are set forth in the Lead Independent Director Charter and include presiding at executive sessions of the independent directors; calling meetings of the independent directors, as appropriate; serving as liaison between the independent directors and/or the Chief Executive Officer and between the independent directors and senior management; and approving meeting agendas for the Board. The establishment of a Lead Independent Director with robust function, authority and responsibilities reflects the Board’s commitment to strong corporate governance.

Board Role in Risk Oversight

The Board of Directors plays a significant role in providing oversight of the Company’s management of risk. Senior management has responsibility for the management of risk and reports to the Board regularly with respect to its ongoing enterprise risk management efforts. Because responsibility for the oversight of elements of the Company’s enterprise risk management extends to various committees of the Board, the Board has determined that it, rather than any one of its committees, should retain the primary oversight role for risk management. In exercising its oversight of risk management, the Board has delegated to the Audit and Corporate Governance Committee primary responsibility for the oversight of risk related to the Company’s financial statements and processes and responsibility for the oversight of risk related to the Company’s corporate governance and cybersecurity practices. The Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to (1) the Company’s compensation policies and practices and (2) administering the Company’s equity compensation plan(s). Each committee reports regularly to the Board with respect to such committee’s particular risk oversight responsibilities.

RISK ASSESSMENT OF COMPENSATION POLICIES

The Compensation Committee, with the assistance of management, conducted a risk assessment of the Company’s compensation policies and practices in 2019 and concluded that they do not motivate imprudent risk taking. In this regard, the Company notes that:

●	the Company’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards Company goals;

●	the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;

●	the Company’s long-term incentives do not drive high-risk investments at the expense of long-term Company value;

●	the Company’s compensation programs are weighted towards cash, and the equity component does not promote unnecessary risk taking; and

●

the Company’s compensation is limited to reasonable and sustainable levels, as determined by a review of the Company’s economic position and prospects, as well as the compensation offered by comparable companies.

The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk taking above the level of risk associated with the Company’s business model. Based on this assessment, the Board concluded that the Company’s compensation policies and practices do not create risks that are likely to have a material adverse effect on the Company.

CORPORATE GOVERNANCE POLICES

The Company provides information on its website about its corporate governance policies, including the Company’s Code of Ethics, which applies to all employees, officers and directors, including the Company’s principal executive officer and principal financial officer, charters for the three standing committees of the Board (Audit and Corporate Governance, Compensation, and Nominating) and Lead Independent Director Charter. The Board also adopted the following governance policies: Diversity, Corporate Governance Board, Director Confidentiality, and Director Disclosure. These materials can be found at www.pdf.com under the “Governance” link on the “Investor” tab. The Company’s website address provided is not intended to function as a hyperlink, and the information on the Company’s website is not, and should not be considered, part of this Proxy Statement and is not incorporated by reference herein.

Investors may also request free printed copies of the Code of Ethics and committee charters by sending inquiries to us at PDF Solutions, Inc., Attention: Investor Relations, 2858 De La Cruz Blvd., Santa Clara, California 95050.

The Company’s policies and practices reflect corporate governance initiatives that are compliant with Nasdaq continued listing requirements and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

●	a majority of the Board are independent as defined in the Nasdaq Listing Rule 5605(a)(2);

●

all members of the standing committees of the Board (the Audit and Corporate Governance Committee, the Compensation Committee and the Nominating Committee) are independent as the term is defined under the Nasdaq Listing Rules;

●	the independent members of the Board meet at least twice per year in execution sessions without the presence of management;

●

the Company has an ethics hotline available to all employees, and the Company’s Audit and Corporate Governance Committee has procedures for the anonymous submission of employee complaints on accounting, internal controls, auditing or other related matters; and

●

the Company has adopted a Code of Ethics that applies to all of its employees, including its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer, as well as to members of the Board.

 Stockholders Communications

Our Board welcomes all communications from our stockholders. Stockholders may send communications to the Board or any director of the Board in particular, at the following address: PDF Solutions, Inc., Attention: Investor Relations, 2858 De La Cruz Blvd., Santa Clara, California 95050. Any correspondence addressed to the Board or to any one of our directors of the Board sent in care of our corporate offices is reviewed by our Investor Relations department and presented to the Board at its regular meetings.

AUDIT AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Audit and Corporate Governance Committee of our Board is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit and Corporate Governance Committee are Mr. Bronson (Chair), Ms. Erba, and Mr. Gustafson. Each of the members of the Audit and Corporate Governance Committee is independent as defined by the Nasdaq Listing Rules. In addition, based on the background, education, qualification and attributes summarized in this Proxy Statement, our Board has determined that Mr. Bronson and Ms. Erba each qualify as an “audit committee financial expert” as defined by SEC rules.

Our Board has adopted a written charter for the Audit and Corporate Governance Committee which governs the Audit and Corporate Governance Committee’s functions and responsibilities. The Audit and Corporate Governance Committee reviews and reassesses the adequacy of this charter at least once per year and makes recommendations to the Board regarding changes or amendments the Audit and Corporate Governance Committee deems appropriate.

The Audit and Corporate Governance Committee, subject to stockholder ratification, appoints the accounting firm to be engaged as the Company’s independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit and Corporate Governance Committee is responsible for monitoring, overseeing and assessing the effectiveness of these processes.

The Audit and Corporate Governance Committee held five meetings during the year ended December 31, 2019. The meetings were designed to facilitate and encourage communication between the Audit and Corporate Governance Committee, management and our independent registered public accounting firm, BPM LLP. Management represented to the Audit and Corporate Governance Committee that our consolidated financial statements were prepared in accordance with GAAP. The Audit and Corporate Governance Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2019, with management and the independent registered public accounting firms.

The Audit and Corporate Governance Committee discussed with the independent registered public accounting firms the adequacy of the Company’s internal control system, financial reporting procedures and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit and Corporate Governance Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firms as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. Additionally, the Audit and Corporate Governance Committee has discussed with BPM LLP, as applicable, the issue of their respective independence from PDF Solutions, Inc.

Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit and Corporate Governance Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019.

THE AUDIT AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS OF PDF SOLUTIONS, INC.:

Joseph R. Bronson, Chair
Nancy Erba
April 26, 2020	Michael B. Gustafson

The information contained in the Audit and Corporate Governance Committee Report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act and, notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit and Corporate Governance Committee Report shall not be deemed to be incorporated by reference into any such filings with the SEC except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Corporate Governance Committee has appointed BPM LLP (“BPM”) as our independent registered public accounting firm for the year ending December 31, 2020. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Audit and Corporate Governance Committee will consider interviewing other independent registered public accounting firms. There can be no assurances, however, that it will appoint another firm if this proposal is not approved.

Even if the selection is ratified, the Audit and Corporate Governance Committee in its discretion may select a different registered public accounting firm at any time to be the independent registered public accounting firm for the year ending December 31, 2020, if it determines that such a change would be in the best interests of the Company and our stockholders.

BPM was retained by us on September 13, 2018, as announced in our Current Report on Form 8-K, filed on September 13, 2018. Previously PricewaterhouseCoopers LLP (“PwC”) acted as our independent registered public accounting firm before being dismissed by the Audit Committee on September 13, 2018.

The report of PwC on the Company’s consolidated financial statements for the fiscal year ended December 31, 2017 and 2016 and for each of the two years in the period ended December 31, 2017 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2017 and 2016, and in the subsequent interim period through September 13, 2018, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended December 31, 2017 and 2016, or in the subsequent period through September 13, 2018.

A representative of BPM is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to questions.

 Principal Accountant Fees and Services

BPM was our independent registered public accounting firm for the quarterly period ended September 30, 2018, and the years ended December 31, 2019 and 2018. The aggregate fees billed for BPM’s audits of our 2019 and 2018 financial statements are summarized in the following service categories:

Fees Billed to the Company	2019	2018
Audit fees(1)	$720,636	$642,150
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—
Total Fees	$720,636	$642,150

(1)   Includes fees for audit services rendered for the audit of our annual financial statements included in our annual report on Form 10-K, review of financial statements included in our quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements.

Policy on Audit and Corporate Governance Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit and Corporate Governance Committee’s policy is to pre-approve all audit and permissible non-audit services provided by BPM. These services may include audit services, audit-related services, tax services and other services. Preapproval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to an initial estimated budget. BPM and Company management are required to periodically report to the Audit and Corporate Governance Committee regarding the extent of services provided by BPM in accordance with this pre-approval, and the fees performed to date. The Audit and Corporate Governance Committee may also pre-approve particular services on a case-by-case basis.

All services provided by BPM during the fiscal years ended December 31, 2018 and 2019, were approved by the Audit and Corporate Governance Committee in accordance with our pre-approval policy and applicable SEC regulations.

Required Vote

So long as a quorum is present (in person or by proxy) at the Annual Meeting, a majority of the votes cast at the Annual Meeting is required to approve this proposal. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the ratification of BPM LLP as Company’s independent registered public accounting firm, as disclosed in this Proxy Statement.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE RATIFICATION OF

BPM LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

PROPOSAL NO. 3:  APPROVAL OF THE SIXTH AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN

At the 2020 Annual Meeting, we are asking our stockholders to approve the Sixth Amended and Restated 2011 Stock Incentive Plan (the “Sixth Amended 2011 Plan”), which is the sixth amendment and restatement of the 2011 Stock Incentive Plan to increase the number of shares reserved for awards by an additional 1,250,000 shares for a total of 11,550,000 shares, and to extend the term of the plan by 10 years from the date of stockholder approval. Stockholders originally approved the Company’s 2011 Stock Incentive Plan at our 2011 Annual Meeting, with 3,200,000 shares initially reserved for future awards under it. Stockholders have approved five prior amendment and restatements to the 2011 Stock Incentive Plan to, among other things, increase the number of shares reserved for awards under it as follows:

●	an additional 1,600,000 shares at the 2013 annual meeting of stockholders, for a total of 4,800,000 shares reserved;
●	an additional 1,750,000 shares at the 2014 annual meeting of stockholders, for a total of 6,550,000 shares reserved;
●	an additional 1,250,000 shares at the 2016 annual meeting of stockholders, for a total of 7,80,000 shares reserved;
●	an additional 1,250,000 shares at the 2017 annual meeting of stockholders, for a total of 9,050,000 shares reserved; and,
●	an additional 1,250,000 shares at the 2019 annual meeting of stockholders, for a total of 10,300,000 shares reserved.

If this proposal is not approved, the Fifth Amended and Restated 2011 Stock Incentive Plan (the “Fifth Amended 2011 Plan”) will continue in effect through May 27, 2029.

As of April 17, 2020, there were 2,433,478 shares subject to outstanding grants and 3,373,718 shares remaining available for future grants under the Fifth Amended 2011 Plan. The Sixth Amended 2011 Plan would result in 4,623,718 shares being available for future awards based on the shares available for future awards under the Fifth Amended 2011 Plan as of April 17, 2020.

If approved by our stockholders, the Sixth Amended 2011 Plan will take effect on June 23, 2020, and will continue through June 22, 2030.

Our Board of Directors adopted the Sixth Amended 2011 Plan on April 26, 2020, subject to the approval of stockholders. The Board of Directors believes that the number of shares currently available for future awards is inadequate to achieve the purpose of the plan, which is to attract and retain the best possible individuals to promote our success. The Sixth Amended 2011 Plan is identical to the Fifth Amended 2011 Plan other than with respect to the increase in reserved shares and the extension of the term.  The Board of Directors believes that the ability to continue to distribute equity awards under the Sixth Amended 2011 Plan is important for our continued growth and success.

Promotion of Good Corporate Governance Practices

The Sixth Amended 2011 Plan was designed to include a number of best practice provisions that we believe reinforce the alignment between our stockholders’ interests and equity compensation arrangements for employees, non-employee directors and contractors. These provisions include, but are not limited to the following:

✓	Double-trigger vesting of awards upon a change in control	x	No “evergreen” provision
✓	Awards are subject to clawback	x	No repricing of stock options or stock appreciation rights without shareholder approval
✓	Focus on performance-based equity awards to align with Company performance	x	No discount options or stock appreciation rights
✓	Individual share limits for all participants	x	No “liberal share recycling”
✓	Separate share limits for non-employee directors	x	No liberal “change in control” definition
✓	Fungible share reserve to manage dilution	x	No “reload” equity awards
		x	No transferability except by will or unless approved by the Board or the Plan administrator

●	No Evergreen Provision. There is no “evergreen” feature providing for the annual replenishment shares of reserved for issuance under the Sixth Amended 2011 Plan.

●

No Repricing Without Stockholder Approval. The Sixth Amended 2011 Plan does not authorize, without stockholder approval, the “repricing” of a stock option or stock appreciation right by reducing the exercise price of such award or exchanging such awards for cash, other awards or new stock option or stock appreciation rights at a reduced exercise price.

●

Double-Trigger Acceleration upon a Change in Control.  In the event an Award continues in effect or is assumed by an acquirer in connection with a change in control of the Company, such Award would accelerate vesting only if the participant is terminated without cause within twenty-four (24) months following the change in control.

●	Awards Subject to Clawback. All Awards are subject to clawback, forfeiture or recoupment in accordance with any such policy implemented by the Company.

●	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the administrator.

●

No Discounted Options or Stock Appreciation Rights. Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the date of the grant.

●	Performance-Based Grants. We align a significant portion of our annual equity awards to employees and non-employee directors with Company performance.

●

Share Limits for Non-Employee Directors. The Sixth Amended 2011 Plan limits the total annual options and stock units granted to non-employee directors to 8% of the total annual option and stock unit refresh grants to employees and consultants, including Named Executive Officers.

●

Fungible Share Reserve. To manage dilution, the shares reserved for issuance under the Sixth Amended 2011 Plan will be reduced by 1.33 shares for every share issued as a stock grant or pursuant to a stock unit.

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Burn Rate Commitment. To continue to manage and control the amount of our common stock used for equity compensation, in connection with our 2019 annual meeting of stockholders, our Board committed to stay below a 3-year average maximum burn rate for fiscal years 2019 through 2021. This burn rate commitment requires us to limit the number of shares that we grant subject to stock awards each year of the three-year period to no more than an annual average of 7.0% of our weighted average common stock outstanding. Our three-year average burn rate through the end of fiscal year 2019 was 6.06%.

Description of the Sixth Amended 2011 Plan

The material features of the Sixth Amended 2011 Plan are outlined below. This summary does not purport to be a complete description of all of the provisions of the Sixth Amended 2011 Plan and is qualified in its entirety by reference to the complete text of the Sixth Amended 2011 Plan. Stockholders are urged to read the actual text of the Sixth Amended 2011 Plan in its entirety, a copy of which has been filed with the SEC as Appendix A to this Proxy Statement. Any stockholder who desires to obtain a copy of the Sixth Amended 2011 Plan may do so by written request to the Company’s Secretary at PDF Solutions, Inc., Attention: Secretary, 2858 De La Cruz Boulevard, Santa Clara, CA 95050.

Eligibility and Types of Awards

 Only employees, non-employee directors, and independent contractors shall be eligible to participate in the Sixth Amended 2011 Plan. Upon the adoption of the Sixth Amended 2011 Plan approximately 347 employees (including executive officers), six non-employee directors and seventeen contractors will be eligible to participate in the Sixth Amended 2011 Plan.

The terms of the Sixth Amended 2011 Plan provide for discretionary incentive awards in the form of options (which may be incentive stock options or nonstatutory stock options), stock appreciation rights, stock grants and stock units (collectively, the “Awards”).

Administration of the 2011 Plan

The Board (or its duly authorized delegee) shall administer the Sixth Amended 2011 Plan.  The Board shall generally have membership composition which enables Awards to those participants who are subject to the requirements of Section 16 of the Exchange Act. However, the Board may from time to time delegate to a committee of one or more members of the Board, and the Board or such Committee may from time to time delegate to one or more officers of the Company, the authority to grant or amend Awards or to take other administrative actions with respect to participants who are subject to the requirements of Section 16 of the Exchange Act. Subject to the provisions of the Sixth Amended 2011 Plan, the administrator of the Sixth Amended 2011 Plan shall have the full authority, in its sole discretion, to take any actions it deems necessary or advisable for the administration of the Sixth Amended 2011 Plan, including, not limited to determining the type, number, vesting requirements and other features and conditions of such Awards; amending any outstanding Awards; accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate within the terms the Sixth Amended 2011 Plan allows; interpreting the Sixth Amended 2011 Plan and any Award agreement; correcting any defect, supplying any omission or reconciling any inconsistency in the Sixth Amended 2011 Plan or any Award agreement; adopting such rules or guidelines as it deems appropriate to implement the Sixth Amended 2011 Plan; making all other decisions relating to the operation of the Sixth Amended 2011 Plan; and adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by employees of the Company, its parent, or its subsidiaries and affiliates who reside outside of the United States

Share Reserve

The stock issuable under the Sixth Amended 2011 Plan shall be authorized but unissued shares or treasury shares.  The aggregate number of shares reserved for Awards under the Sixth Amended 2011 Plan is 11,550,000 shares.  In addition, any shares subject to stock options or similar awards granted under the 2001 Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to Awards granted under the 2001 Plan that are forfeited to or repurchased by the Company on or after November 16, 2011, when the 2011 Plan was approved by stockholders, shall be added to the Sixth Amended 2011 Plan share reserve and shall become available for issuance pursuant to the Sixth Amended 2011 Plan, with the maximum number of such shares to be added to the Sixth Amended 2011 Plan pursuant to such terminations, forfeitures and repurchases not to exceed 3,500,000 shares.  As of April 17, 2020, there were - 506,276 such shares added to the 2011 Plan.  In the case of Awards other than stock options or stock appreciation rights, the aggregate number of shares reserved under the Sixth Amended 2011 Plan will be decreased at a rate of 1.33 per share issued pursuant to each such Award.

If Awards are forfeited or are terminated for any reason before vesting or being exercised, then the shares underlying such Awards will again become available for Awards under the Sixth Amended 2011 Plan (for purposes of clarity, if the share reserve is reduced by 1.33 shares per share subject to Awards granted under the Sixth Amended 2011 Plan other than options or stock appreciation rights, then the share reserve shall be increased by 1.33 times the number of shares subject to such Awards that are so forfeited or terminated).  Further, if shares acquired pursuant to any such Award, are forfeited to or repurchased by the Company such shares shall return to the Sixth Amended 2011 Plan and again be available for issuance pursuant to the Sixth Amended 2011 Plan, provided that in the case of Awards, other than options or stock appreciation rights 1.33 times the number of shares so forfeited or repurchased will return to the Sixth Amended 2011 Plan and will again become available for issuance. Stock appreciation rights to be settled in shares shall be counted in full against the number of shares available for issuance under the Sixth Amended 2011 Plan, regardless of the number of shares issued upon settlement of the stock appreciation rights.  Shares subject to a stock option or stock appreciation right that are retained by the Company to pay withholding taxes shall be deducted from the Sixth Amended 2011 Plan share reserve and shall not become available again for issuance under the Sixth Amended 2011 Plan.  Shares subject to Awards other than a stock option or stock appreciation right that are retained by the Company to pay withholding taxes shall not be deducted from the Sixth Amended 2011 Plan share reserve and shall become available again for issuance under the Sixth Amended 2011 Plan. Shares subject to a stock option that are deducted by the Company to pay the exercise price of the stock option shall be deducted from the Sixth Amended 2011 Plan share reserve and shall not become available again for issuance under the Sixth Amended 2011 Plan. If Awards are settled in cash, the shares that would have been delivered had there been no cash settlement shall not be counted against the shares available for issuance under the Sixth Amended 2011 Plan.

In the event of a subdivision of the outstanding shares, a declaration of a dividend payable in shares, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the price of shares, a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, a recapitalization, a spin-off or a similar occurrence, the Sixth Amended 2011 Plan administrator will make such adjustments as it, in its sole discretion, deems appropriate to the number of shares and kind of shares or securities issuable under the Sixth Amended 2011 Plan (on both an aggregate and per-participant basis) and under each outstanding Award, to the per-participant Award limits, and to the exercise price of outstanding stock options and stock appreciation rights.

As of April 17, 2020, the fair market value of a share of Company common stock (based on the closing price of the Company’s common stock) was $15.14, and there were approximately 599,573 shares of our common stock subject to outstanding stock options granted under the 2011 Stock Incentive Plan with a weighted average exercise price of $ 11.8252 and a weighted average remaining term of 5.09 years. In addition, there were approximately 1,8333,905 shares of our common stock subject to outstanding stock unit awards granted under the 2011 Stock Incentive Plan.

Share Limits

No participant in the Sixth Amended 2011 Plan shall receive stock options and stock appreciation rights, stock grants and stock units during any fiscal year of the Company covering in excess of 1,000,000 shares per Award type. The aggregate maximum number of Shares that may be issued in connection with incentive stock options under the Sixth Amended 2011 Plan shall be 1,000,000 Shares.

Terms and Condition of Awards

In the case of stock options, each stock option granted under the Sixth Amended 2011 Plan shall be evidenced and governed by a stock option agreement between the grantee and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the grantee.  The stock option agreement or the online grant summary to which such agreement refers shall specify whether the option is an incentive stock option or a non-qualified stock option, the number of shares granted, the exercise price, the vesting schedule, exercisability and the term.  Unless provided otherwise by the administrator, stock options granted under the Sixth Amended 2011 Plan (a) for newly-hired employees or independent contractors will generally vest at the rate of 1/4th of the total number of shares subject to the options on the first anniversary of the date of grant and 1/48th of the total number of shares subject to the options each month thereafter; and, (b) for annual refresh Awards will generally vest at the rate of 1/48th of the total number of shares subject to the options each month after the date of grant; provided, in each case, that such optionee’s service has not terminated prior to any vesting date. Under the Sixth Amended 2011 Plan, the stock option exercise price must be paid at the time the shares are purchased and may generally be made in cash (including by check, wire transfer or similar means), by cashless exercise, by surrendering or attesting to previously acquired shares of Company common stock, or by any other legal consideration.

In the case of stock appreciation right, each stock appreciation right granted under the Sixth Amended 2011 Plan shall be evidenced by an agreement between the participant and the Company, which will generally be delivered online by the Company or its designated third party broker and accepted online by the participant. Such stock appreciation right shall be subject to all applicable terms of the Sixth Amended 2011 Plan and may be subject to any other terms that are not inconsistent with the Sixth Amended 2011 Plan.  A stock appreciation right agreement may provide for a maximum limit on the amount of any payout notwithstanding the fair market value on the date of exercise of the stock appreciation right. Each stock appreciation right agreement or the online grant summary to which such agreement refers shall specify the number of shares to which the stock appreciation right pertains, the exercise price, exercisability and the term.  The Sixth Amended 2011 Plan administrator may determine vesting provisions, if any, in its sole discretion.

In the case of stock grants, a stock grant may be awarded in combination with non-qualified stock options, and such an Award may provide that the stock grant will be forfeited in the event that the related non-qualified stock options are exercised. Each stock grant awarded under the Sixth Amended 2011 Plan shall be evidenced and governed by a stock grant agreement between the participant and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the participant. The holder of a stock grant awarded under the Sixth Amended 2011 Plan shall have the same voting, dividend and other rights as the Company’s other stockholders.   The stock grant agreement or the online grant summary to which such agreement refers shall specify the number of shares granted and the vesting conditions and schedule in the event any shares subject to the Award are restricted and subject to vesting. Unless provided otherwise by the administrator and except as set forth otherwise with respect to performance-based awards, stock grants awarded under the Sixth Amended 2011 Plan (a) for newly-hired employees or independent contractors will generally vest at the rate of 1/4th of the total number of shares subject to the Award on the first anniversary of the date of grant and 1/8th of the total number of shares subject to the Award every six months thereafter; and, (b) for annual refresh awards will generally vest at the rate of 1/8th of the total number of shares subject to the Award every six months after the date of grant; provided, in each case, that such participant’s service has not terminated prior to any vesting date.

In case of stock units, each stock unit granted under the Sixth Amended 2011 Plan shall be evidenced by a stock unit agreement between the participant and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the participant.  Each stock unit agreement shall specify the number of shares to which the stock unit pertains, and the vesting conditions for Awards. The holders of stock units shall have no voting rights. A holder of stock units shall have no rights other than those of a general creditor of the Company.   The Sixth Amended 2011 Plan administrator may determine vesting provisions in its sole discretion.

In all cases, except as otherwise provided in the applicable agreement and then only to the extent such transfer is otherwise permitted by applicable law and is not a transfer for value (unless such transfer for value is approved in advance by the Company’s stockholders), no Awards shall be transferable by the grantee other than by will or by the laws of descent and distribution.  No Awards or interest therein may be assigned, pledged or hypothecated by the grantee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process. Unless otherwise provided by the Sixth Amended 2011 Plan administrator, stock options and stock appreciation rights will generally expire 90 days (inclusive) following the termination of service for any reason other than cause, death or disability and 6 months following a termination of service for death or disability.

Performance Goals

 Awards under the Sixth Amended 2011 Plan may be made subject to performance conditions as well as time-vesting conditions. Such performance conditions may be based on an objective formula or standard utilizing one or more of the following factors, including but not limited to: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added; (xiv) price/earnings ratio; (xv) debt or debt-to-equity; (xvi) accounts receivable; (xvii) write-offs; (xviii) cash; (xix) assets; (xx) liquidity; (xxi) operations; (xxii) intellectual property (e.g., patents); (xxiii) product development; (xxiv) regulatory activity; (xxv) manufacturing, production or inventory; (xxvi) mergers and acquisitions or divestitures; and/or (xxvii) financings, each with respect to the Company and/or one or more of its parent, subsidiaries, affiliates or operating units.

Effect of a Change in Control

The Sixth Amended 2011 Plan provides that in the event of a change in control, unless the administrator elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a change in control, to protect against dilution, (A) such Award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award agreement and, in the absence of applicable terms and conditions, the administrator’s discretion. Furthermore, in the event an Award continues in effect or is assumed or an equivalent Award substituted, and a participant’s service is terminated by the Company or one of its subsidiaries without cause upon or within twenty-four (24) months following the change in control, then such participant shall be fully vested in such continued, assumed or substituted Award. However, in the event that the successor corporation in a change in control does not assume or substitute for an Award, the administrator may cause (i) any or all of such Award (or portion thereof) to terminate in exchange for cash, rights or other property to protect against dilution or (ii) any or all of such Award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a change in control, the administrator shall notify the participant that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the change in control, and such Award shall terminate upon the expiration of such period.  To the extent not previously exercised or settled, options, stock appreciation rights and stock units shall terminate immediately prior to the dissolution or liquidation of the Company.

Clawback

All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a participant) shall be subject to the provisions of any clawback policy implemented by the Company or required by applicable law, including, without limitation, any clawback policy adopted to comply with the requirements of applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide as to federal income tax consequences under current U.S. tax law of participation in the Sixth Amended 2011 Plan and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Sixth Amended 2011 Plan. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants have been advised to consult their own tax advisors with respect to the tax consequences of participating in the Sixth Amended 2011 Plan.

A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For non- statutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (two-years from the date of grant and one-year from the date of exercise). If the shares are not held for the legally-required period, the participant will generally recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price.

For stock Awards subject to vesting, or restricted stock, unless the participant elects to be taxed at the time of receipt of the restricted stock, the participant will not have taxable income upon the receipt of the Award, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any).

For Awards of stock units, a participant is not deemed to receive any taxable income at the time an Award of stock units is granted. Instead, when the stock units vest and are settled, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received.

At the discretion of the Sixth Amended 2011 Plan administrator, the Sixth Amended 2011 Plan allows a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an Award by electing to have shares withheld, and/or by delivering to the Company already-owned shares.

If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any Award is subject to withholding taxes (generally not applicable to incentive stock options) and the Company is allowed a tax deduction equal to the amount of ordinary income recognized by the participant, provided that, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to certain executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

New Plan Benefits

The Sixth Amended 2011 Plan does not provide for set benefits or amounts of awards, and we have not approved any awards that are conditioned on stockholder approval of the Sixth Amended 2011 Plan. However, as discussed in further detail in the section entitled “Director Compensation” below, each of our current non-employee directors will be entitled to receive restricted stock units under the Sixth Amended 2011 Plan following the Annual Meeting. The following table summarizes the restricted stock unit grants that our current non-employee directors as a group will receive if they remain a director following the 2020 Annual Meeting and highlights the fact that none of our executive officers (including our named executive officers) or employees will receive any set benefits or awards that are conditioned upon stockholder approval of the Sixth Amended 2011 Plan. All other future awards to directors, executive officers, employees and consultants of the company under the Sixth Amended 2011 Plan are discretionary and cannot be determined at this time.

Name of Individual or Group	Dollar Value	Number of Units
John K. Kibarian Chief Executive Officer, President and Director	–	–

Christine Russell Former Chief Financial Officer, Executive Vice President, Finance	–	–

Kimon W. Michaels Executive Vice President, Products and Solutions and Director

All current executive officers, as a group	–	–

All current directors who are not executive officers, as a group(1)	–	28,128

All employees who are not executive officers, as a group	–	–

   __________________

(1)

Represents the number of shares subject to restricted stock units that will be granted to our non-employee directors in or around May 2020 in connection with the regular annual award cycle. The dollar value of the restricted stock units is not determinable because it will be only known at the time of grant.

The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to stock awards that have been granted (even if not currently outstanding) under the 2011 Stock Incentive Plan, since the plan became effective through April 17, 2020.

Name of Individual or Group	Number of Shares Subject to Stock Awards
John K. Kibarian Chief Executive Officer, President and Director	–

Kimon W. Michaels Executive Vice President, Products and Solutions and Director	–

Christine Russell Former Chief Financial Officer, Executive Vice President, Finance	80,000

All current executive officers, as a group (1)	120,000

All current directors who are not executive officers, as a group (2)	121,992

Each associate of any executive officer, current director or director nominee(3)	10,648

Each person who received 5% or more of the awards granted under the 2011 Stock Incentive Plan	–

All employees, including all current officers who are not executive officers, as a group	5,673,529

(1)	Only includes persons who are executive officers as of the date of this Proxy Statement (excludes Christine Russell, includes Adnan Raza).
(2)	Joseph R. Bronson (34,014 shares) and Marco Iansiti (22,877 shares) who are nominees for re-election as a director are included within this group.
(3)	Includes shares subject to awards granted to Mr. Michaels’s spouse.

Please also refer to the Equity Compensation Plan Information table on page 31 for further information about the shares, which may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2019.

Required Vote

So long as a quorum is present (in person or by proxy) at the Annual Meeting, a majority of the shares votes cast at the Annual Meeting is required to approve this proposal. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the approval of the Sixth Amended and Restated 2011 Stock Incentive Plan.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE APPROVAL OF THE

SIXTH AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN.

PROPOSAL NO.4: THE APPROVAL OF THE 2020 EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve the 2020 Employee Stock Purchase Plan (the “2020 Purchase Plan”), which is the amendment and restatement of our 2001 Employee Stock Purchase Plan, to extend the term of the 2001 Employee Stock Purchase Plan (the “2001 Purchase Plan”) and to continue the operation of the 2001 Purchase Plan (including the possibility of annual increases to the share reserve) through June 23, 2020 and to change the name of the 2001 Purchase Plan. No other changes have been made to the 2001 Purchase Plan.

Reasons to Approve the 2020 Purchase Plan

The Board amended and restated the 2001 Purchase Plan in April 2020, subject to stockholder approval. If the Board had not amended and restated the 2001 Purchase Plan, it would have expired in May 2020. No awards have been or will be granted under the amended and restated the 2001 Purchase Plan, now called the 2020 Purchase Plan, unless stockholders approve the 2020 Purchase Plan. The Board believes that stockholders should approve the 2020 Purchase Plan because it is an important component of the overall compensation package we offer to our employees. The 2020 Purchase Plan provides eligible employees with an opportunity to purchase shares of our common stock at a discount through payroll deductions and to benefit from stock price appreciation, thus enhancing the alignment of employee and stockholder interests. In the event that our stockholders do not approve this proposal, the 2020 Purchase Plan will terminate.

The following is a summary of the principal features of the 2020 Purchase Plan assuming that stockholders approve this proposal. This summary does not purport to be a complete description of all of the provisions of the 2020 Purchase Plan. It is qualified in its entirety by reference to the full text of the 2020 Purchase Plan. A copy of the 2020 Purchase Plan has been filed with the SEC as Appendix B to this proxy statement, and any stockholder who desires to obtain a copy of the plan may do so by written request to the Company's Secretary at PDF Solutions, Inc., Attention: Corporate Secretary, 2858 De La Cruz Boulevard, Santa Clara, CA 95050.

Summary of 2020 Purchase Plan

Share Reserve. As of April 17, 2020, a total of 10,031,351 shares of our common stock have been reserved for issuance under the 2001 Purchase Plan and 5,773,483 shares remain available for issuance. If stockholders approve the amendment and restatement of the 2001 Purchase Plan to the 2020 Purchase Plan, such shares will continue to remain available for issuance and on the first day of each fiscal year thereafter for the remaining term of the plan, shares will be added to the 2020 Purchase Plan equal to the lesser of: (a) 675,000 shares; (b) 2% of our outstanding common stock on the last day of the immediately preceding fiscal year; or (c) the number of shares determined by the Board. In past years our Board has elected not to approve the full increase and, in some cases, not to approve any increase at all. As of April 17, 2020, the fair market value of a share of our common stock was $15.14. In the event of any reorganization, recapitalization, stock split, subdivision of the outstanding shares, reverse stock split, stock dividend, declaration of a dividend payable in a form other than shares in an amount that will have a material effective on the shares, combination or consolidation of shares, merger, consolidation, offering of rights, spin-off or other similar change in the capital structure of the Company, the Board shall make appropriate adjustments in the number, kind and purchase price of the shares or securities available for purchase under the Plan and in the maximum number of shares or kind of securities subject to and purchase price for any option under the Plan.

Administration of the Plan. The 2020 Purchase Plan will be administered by the Board or by a committee appointed by the Board. The Board may amend or terminate the 2020 Purchase Plan, or any part thereof, at any time and for any reason. For example, in July 2013, the Board approved changes to the Amended 2001 Purchase Plan to include a procedural modification to limit contributions to comply with plan limitations, change the pricing date from the date preceding the date of grant to the date of grant, and clarify the circumstances under which leaves of absence will result in employee's participation being stopped by the Company in accordance with IRS Rules. If the 2020 Purchase Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next purchase date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If options are terminated prior to expiration, all amounts then credited to participants' accounts which have not been used to purchase shares shall be returned to the Participants (without interest thereon) as soon as administratively practicable. Unless sooner terminated by our Board, the 2020 Purchase Plan will terminate upon the earlier of June 22, 2030, or the date on which all shares available for issuance under the 2020 Purchase Plan shall have been sold pursuant to the plan.

Eligibility. Employees of the Company and its majority-owned subsidiaries designated by the Board are eligible to participate in the 2020 Purchase Plan. However, an employee is not eligible if he or she owns or has the right to acquire 5% or more of our voting stock. Also, an employee is not eligible if he or she normally is not scheduled to work at least 20 hours per week and at least five months per year. Directors who are not employees and consultants are not eligible to participate in the 2020 Purchase Plan. As of the date of this Proxy Statement, participation in the 2020 Purchase Plan is only available to employees of the Company and subsidiaries in the United States, Canada, Germany, and Japan. As of April 17, 2020, approximately 183 employees in these locations, including 2 executive officers, were eligible to participate in the 2020 Purchase Plan. If the employees of all our subsidiaries were allowed to participate in the 2020 Purchase Plan, the aggregate number of employees that would be eligible on a world-wide basis would be approximately 346 employees.

Offerings. Under the 2020 Purchase Plan, eligible employees may purchase common stock through payroll deductions, which in any event may not exceed 10% of an employee's compensation, at a price equal to the lower of 85% of the fair market value of the common stock at the beginning of each offering period or on any purchase date. Employees may reduce their contributions in the 2020 Purchase Plan at any time during an offering period but can only increase their contributions at the beginning of the next offering period. A participant may withdraw at any time without affecting his or her eligibility to participate in future offerings. However, once a participant withdraws from an offering, that participant may not subsequently participate in the same offering. Participation ends automatically on termination of employment and, in certain cases, following a leave of absence or a temporary period of ineligibility. The 2020 Purchase Plan will be implemented by a series of overlapping offering periods of 24 months' duration, with new offering periods commencing on February 1 and August 1 of each year. Each offering period will consist of four consecutive purchase periods of six months' duration, and at the end of each six month period, an automatic purchase will be made for participants. Subject to the limitations below, the number of shares of our common stock a participant purchases during each purchase period is determined by dividing the total amount of payroll deductions withheld from the participant's paychecks during the purchase period by the purchase price. If the fair market value of the common stock on a purchase date is less than the fair market value at the beginning of the offering period, each participant in the 2020 Purchase Plan shall automatically be withdrawn from the offering period as of the end of the purchase date and re-enrolled in the new twenty-four month offering period beginning on the first business day following the purchase date.

Limitations Under the Plan. Under the 2020 Purchase Plan no employee shall be granted an option if immediately after the grant the employee would own stock and/or hold outstanding options to purchase stock equaling 5% or more of the total voting power or value of all classes of our stock or its subsidiaries. In addition, no employee shall be granted an option under the 2020 Purchase Plan if the option would permit the employee to purchase stock under all our employee stock purchase plans and our subsidiaries in an amount that exceeds $25,000 of fair market value for each calendar year in which the option is outstanding at any time. In addition, the 2020 Purchase Plan limits the number of shares that any participant can purchase on a purchase date to 12,500 shares. No purchase rights granted under the 2020 Purchase Plan will be transferable by the participant, except by will or the laws of inheritance following a participant's death.

Change In Control. The 2020 Purchase Plan provides that in the event of our merger or consolidation with or into another corporation or a sale of all or substantially all of our assets, each right to purchase stock under the plan will be automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will generally be equal to 85% of the lesser of the fair market value of our common stock on (i) the first day of the relevant offering period or (ii) the day immediately prior to consummation of the transaction.

U.S. Federal Income Tax Consequences. The following summary is intended only as a general guide as to federal income tax consequences under current U.S. tax law of participation in the 2020 Purchase Plan and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the 2020 Purchase Plan. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change and a taxpayer's particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants have been advised to consult their own tax advisors with respect to the tax consequences of participating in the 2020 Purchase Plan. The 2020 Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under this type of plan, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, due to the grant of the option at the beginning of an offering or the purchase of shares at the end of an offering. A participant will, however, recognize taxable income in the year in which the shares purchased under the 2020 Purchase Plan are sold or otherwise made the subject of disposition. A sale or other disposition of shares purchased under the 2020 Purchase Plan will be a disqualifying disposition if it is made within 2 years after the first day of the offering period pursuant to which the shares were purchased or 1 year after the purchase date. If the participant makes a disqualifying disposition of shares purchased under the 2020 Purchase Plan, the excess of the fair market value of the shares on the date of purchase over the purchase price will be treated as ordinary income to the participant at the time of such disposition and the Company will be entitled to an income tax deduction for the same amount for the taxable year of the Company in which the disposition occurs, although the income tax deduction may be limited by the deductibility of compensation paid to certain of our officers under Section 162(m) of the Internal Revenue Code. In no other instance will the Company be allowed a deduction with respect to the participant's disposition of the purchased shares. Any additional gain (or loss) on the disposition will be a capital gain (or loss) to the participant. If the participant disposes of shares purchased under the 2020 Purchase Plan after satisfying the holding period outlined above (a qualifying disposition), then the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the date of disposition exceeds the purchase price or (ii) 15% of the fair market value of the shares on the first day of the offering period pursuant to which the shares were purchased. This amount of ordinary income will be added to the basis in the shares and any gain (or loss) recognized upon the disposition will be a long-term capital gain (or loss).

2020 Purchase Plan Benefits

No awards were issued, and no shares were purchased under the 2020 Purchase Plan following the amendment of the 2001 Purchase Plan. Further, the 2020 Purchase Plan does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on stockholder approval of the 2020 Purchase Plan. Because benefits under the 2020 Purchase Plan will depend on employees’ elections to participate and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the 2020 Purchase Plan is approved by our stockholders.

Historical Plan Benefits

The following table shows, as to each of our named executive officers and other individuals and groups indicated, the number of shares our common stock purchased under the 2001 Purchase Plan from the inception of the 2001 Purchase Plan through the most recent purchase date. On April 17, 2020, the closing stock price of our common stock was $15.14.

Name and position (1)	Number of shares subject to stock awards
John K. Kibarian	—
Chief Executive Officer, President and Director

Christine Russell	—
Former Chief Financial Officer, Executive Vice President, Finance

Kimon W. Michaels	—
Executive Vice President, Products and Solutions and Director

All current executive officers as a group	—

All current directors who are not executive officers as a group	—

Director nominees	—

Each associate of any executive officer, current director or director nominee(1)	12,404

Each person who received 5% or more of the awards granted under the 2011 Stock Incentive Plan	—

All employees, including all current officers who are not executive officers, as a group	4,245,461

(1)	Includes shares purchased by Mr. Michaels’s spouse.

Please also refer to the Equity Compensation Plan Information table on page 31 for further information about the shares, which may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2019.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Company common stock present or represented by proxy and entitled to vote on the 2020 Purchase Plan, together with the affirmative vote of a majority of the required quorum, is required for approval of the proposal.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE APPROVAL
OF THE 2020 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO.5: RATIFICATION OF AN AMENDMENT TO OUR BYLAWS TO DESIGNATE DELAWARE

AS THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS.

We are seeking ratification of the provision of our Bylaws designating Delaware as the exclusive forum for certain legal actions. In 2019, the Board adopted an amendment to our Bylaws to designate the Delaware Court of Chancery as the sole and exclusive forum for the following types of actions and proceedings involving the Company, unless otherwise consented to by us:

●	any derivative action or proceeding brought on behalf of the Company,

●

any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of the Company to the Company or the Company’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty,

●

any action asserting a claim against the Company or any current or former director, officer, stockholder, employee or agent of the Company arising out of or relating to any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or the Company’s Bylaws,

●

any action asserting a claim related to or involving the Company or any director, officer, stockholder, employee or agent of the Company that is governed by the internal affairs doctrine of the State of Delaware, or

●	any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law of Delaware.

Notwithstanding the foregoing, in the event that the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware.

These exclusive forum provisions are not intended to apply to actions arising under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”). Delaware courts have held that a Delaware corporation can only use its constitutive documents to bind a plaintiff to a particular forum where the claim involves rights or relationships that were established by or under Delaware’s corporate law. As a result, to the extent our exclusive forum provisions could be construed to apply to actions arising under the Exchange Act or the Securities Act, there is uncertainty as to whether a court would enforce the forum selection provisions with respect to such claims, and in any event, our stockholders would not be deemed to have waived compliance with federal securities laws and the rules and regulations thereunder.

The full text of the exclusive forum provision is set forth in Section 8.13 of Article VIII of the Company’s Bylaws and is attached as Appendix C to this Proxy Statement and this summary is qualified in its entirety by reference to such provision. Although the exclusive forum amendment took effect immediately, the Board determined that it would be submitted to stockholders for ratification at the 2020 Annual Meeting. If the exclusive forum amendment is not ratified by stockholders at the 2020 Annual Meeting, the amendment will thereafter be of no force or effect.

The exclusive forum provision is intended to assist the Company in avoiding multiple lawsuits in multiple jurisdictions on matters relating to the General Corporation Law of Delaware, our state of incorporation. The provision only regulates the forum where our stockholders may file claims relating to the specified corporate disputes. The provision does not restrict the ability of our stockholders to bring such claims or the remedies available if these claims are ultimately successful.

Although the Board believes the designation of Delaware courts as the exclusive forum for the specified corporate disputes serves the best interests of the Company and our stockholders as a whole, the Board also believes that we should retain the ability to consent to an alternative forum on a case-by-case basis. Accordingly, the exclusive forum provision permits us to consent to the selection of an alternative forum.

The Board believes our stockholders will benefit from having the specified corporate disputes litigated in Delaware. Although some plaintiffs might prefer to litigate such matters in a forum outside of Delaware because they perceive another court as more convenient or more favorable to their claims (among other reasons), the Board believes that the substantial benefits to us and our stockholders as a whole from designating Delaware courts as the exclusive forum for the specified corporate disputes outweigh these concerns. Delaware courts are widely regarded as the leading courts for the determination of disputes involving a Company’s internal affairs in terms of precedent, experience and focus. The courts’ considerable expertise has led to the development of a substantial and influential body of case law interpreting the General Corporation Law of Delaware. This provides us and our stockholders with more predictability regarding the outcome of corporate disputes. In addition, the Delaware courts have developed streamlined procedures and processes that help provide relatively quick decisions for litigating parties. This accelerated schedule can limit the time, cost, and uncertainty of litigation for all parties. Further, the Board believes selecting the Delaware courts as the exclusive forum for the specified corporate disputes reduces the risks that we could be forced to waste resources defending against duplicative suits and that the outcome of cases in multiple jurisdictions could be inconsistent, even though each forum purports to follow Delaware law.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees, or agents and could increase the cost to bring claims, which may discourage such lawsuits against us and such persons. Alternatively, if a court were to find these provisions of our charter or bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, or results of operations.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE RATIFICATION OF AN

AMENDMENT TO THE BYLAWS TO DESIGNATE DELAWARE AS THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS.

PROPOSAL NO. 6: ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION

At our 2019 annual meeting, a majority of our stockholders recommended that an advisory resolution with respect to the Company’s compensation program of our named executive officers (a “say-on-pay”) be presented to the Company’s stockholders every year. Our Board of Directors adopted the stockholders’ recommendation for the frequency of the “say-on-pay” vote, and accordingly, we are requesting your advisory approval of the compensation of our named executive officers as identified and disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion, set forth on pages 32 to 39 of this Proxy Statement.

As more fully described in this Proxy Statement under the heading “Compensation Discussion and Analysis,” the Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability, to align incentives with the Company’s fiscal performance, to reward officers’ individual performance against objectives that achieve the Company’s strategy and the creation of long-term value for stockholders and to provide a balanced approach to compensation that properly aligns incentives with Company performance and stockholder value and does not promote inappropriate risk taking. Accordingly, the compensation of our named executive officers is based in large part upon the financial achievement of the Company.

We believe we utilize a well-proportioned mix of security-oriented compensation, retention benefits and at-risk compensation which produces both short-term and long-term performance incentives and rewards.

The Compensation Committee and the Board of Directors believe that the design of our executive compensation program, and hence the compensation awarded to our named executive officers under the current program, fulfills the objectives set forth above.

We encourage you to carefully review the “Compensation Discussion and Analysis” of this Proxy Statement for additional details on our executive compensation, including PDF’s compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers in 2019.

In accordance with the requirements of Section 14A of the Exchange Act, we are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the 2019 compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The results of your approval are advisory, which means the outcome of this proposal is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. It is expected that the next say-on-pay vote will occur at the 2021 annual meeting of stockholders.

Required Vote

So long as a quorum is present (in person or by proxy) at the Annual Meeting, a majority of the votes cast at the Annual Meeting is required to approve this proposal. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the advisory approval of the Company’s compensation of our named executive officers, as disclosed in this Proxy Statement.

Recommendation of the Board:

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE ADVISORY APPROVAL

OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership as of April 17, 2020, of (i) each person known to us to be the beneficial holder of more than 5% of our outstanding common stock, (ii) each director and each director nominee, (iii) each Named Executive Officer identified in the Summary Compensation Table on page 40 of this Proxy Statement, and (iv) all executive officers and directors as a group. Except as otherwise indicated, the address for each person listed as a director or executive officer is c/o PDF Solutions, Inc., 2858 De La Cruz Boulevard, Santa Clara, California 95050. The Company has relied upon information provided to the Company by its directors and Named Executive Officers and copies of documents sent to the Company that have been filed with the SEC by others for purposes of determining the number of shares each person beneficially owns. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)(2)

5% Stockholders:

BlackRock, Inc.(3) 55 East 52nd street New York, NY 10055	4,431,669	13.51

Invesco Ltd., Inc.(4) 1555 Peachtree Street NE Suite 1800 Atlanta, GA 30309	3,190,079	9.73

T. Rowe Price Associates, Inc.(5) 100 E. Pratt Street Baltimore, Maryland 21202	2,568,922	7.83

John K. Kibarian	2,512,474	7.66

The Vanguard Group(6) 100 Vanguard Blvd. Malvern, PA 19355	1,932,913	5.89

Dimensional Fund Advisors LP (7) Building One 6300 Bee Cave Road Austin, Texas, 78746	1,704,536	5.20

Directors, Nominees and Named Executive Officers:

John K. Kibarian	2,512,474	7.66
Kimon W. Michaels (8)	1,597,311	4.87
Joseph R. Bronson (9)	28,154	*
Nancy Erba	1,646	*
Marco Iansiti (10)	16,044	*
Michael B. Gustafson (11)	5,157	*
Christine A. Russell (12)	19,225	*
Gerald Z. Yin	5,043	*
Shuo Zhang	1,500	*
All directors and executive officers as a group (9 persons)(13)	4,186,554	12.77

* Less than 1%.

(1)

Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned also includes ownership of which the named person has the right to acquire, through conversion, option and warrant exercise or otherwise, within 60 days after April 17, 2019.

(2)

Percentage of beneficial ownership is based on 32,795,326 shares outstanding as of April 29, 2020. For each named person, the percentage ownership includes beneficial ownership which the person has the right to acquire within 60 days after April 29, 2020, as described in Footnote 1. However, such beneficial ownership shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person.

(3)

Based solely on the Schedule 13G filed on February 4, 2020 (the “BlackRock 13G”). The BlackRock 13G indicates that BlackRock, Inc. has sole voting right to 4,352,833 shares and sole dispositive power to 4,431,669 shares.

(4)

Based solely on the Schedule 13G filed on February 13, 2020 (the “Invesc 13G”). The Invesco 13G indicates that Invesco Ltd. has sole voting right to 3,190,079 shares and sole dispositive power to 3,190,079 shares.

(5)

Based solely on the Schedule 13G filed on February 14, 2020 (the “T. Rowe Price 13G”). The T. Rowe Price 13G indicates that T. Rowe Price Associates, Inc. has sole voting power to 498,702 shares and sole dispositive power to 2,568,922 shares.

(6)

Based solely on the Schedule 13G filed on February 12, 2020 (the “Vanguard 13G”). The Vanguard 13G indicates that The Vanguard Group has sole voting right to 31,030 shares, sole dispositive power to 1,904,608 shares, and shared voting right to 2,000 shares and shared dispositive power to 28,305 shares.

(7)

Based solely on the Schedule 13G filed on February 12, 2020 (the “Dimensional 13G”). The Dimensional 13G indicates that Dimensional Fund Advisors LP has sole voting right to 1,611,651 shares and sole dispositive power to 1,704,536 shares.

(8)

Dr. Michaels has sole voting and dispositive power to 1,412,276 shares and shared voting and dispositive power to 185,035 shares. Includes 22,500 shares issuable to Dr. Michaels’ spouse upon the exercise of stock options vested as of April 17, 2020. Also includes 63,094 shares held by Dr. Michaels’ spouse as separate property.

(9)	Includes 1,429 shares issuable to Mr. Bronson upon the vesting of restricted stock units that will vest within 60 days after April 17, 2020.
(10)	Includes 2,402 shares issuable to Prof. Iansiti upon the vesting of restricted stock units that will vest within 60 days after April 17, 2020.
(11)	Includes 2,528 shares issuable to Mr. Gustafson upon the vesting of restricted stock units that will vest within 60 days after April 17, 2020.
(12)	Mrs. Russell resigned her position of Chief Financial Officer, effective March 10, 2020.
(13)

Consists of 4,167,329 shares held by our current directors and executive officers, as a group (excludes Mrs. Russell, includes Mr. Raza), of which 0 shares are issuable upon the exercise of stock options and restricted stock units vested as of April 17, 2020, and 6,359 shares issuable upon the exercise of stock options and the vesting of restricted stock units that will vest within 60 days after April 17, 2020.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Limitation of Liability and Indemnification Matters

As permitted by the Delaware General Corporation Law, we have included a provision in our amended and restated certificate of incorporation to eliminate the personal liability of our officers and directors for monetary damages for breach or alleged breach of their fiduciary duties as officers or directors, other than in cases of fraud or other willful misconduct.

In addition, our Bylaws provide that we are required to indemnify our officers and directors even when indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. We have entered into indemnification agreements with our officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware general corporation law. The indemnification agreements require us to indemnify our officers and directors against liabilities that may arise by reason of their status or service as officers and directors other than for liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain our directors’ and officers’ insurance if available on reasonable terms. We have filed our forms of indemnification agreement on the SEC’s website at www.sec.gov. We have obtained directors’ and officers’ liability insurance in amounts comparable to other companies of our size and in our industry.

Review, Approval or Ratification of Transactions with Related Persons

Related party transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors, its officers, its employees, and members of their respective families. While we do not maintain a written policy with respect to the identification, review, approval or ratification of transactions with related persons, the Company’s Code of Ethics prohibits conflicts of interest between an employee and the Company and requires an employee to report any such potential conflict to our compliance officer. In addition, each officer and each director is expected to identify to the Secretary, by means of an annual director questionnaire, any transactions between the Company and any person or entity with which the director may have a relationship that is engaged or about to be engaged in a transaction with the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019, about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans.

	Number of Securities to be issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans Approved by Stockholders (1)	745,228	$10.64	8,759,513	(2)(3)

Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	745,228		8,759,513

(1)

When the Company’s 2001 Stock Plan expired in 2011, the Company was no longer able to grant awards under the 2001 Stock Plan and the Company adopted, and the stockholders approved, the 2011 Stock Incentive Plan, which was subsequently amended and restated five times. For a description of these plans, see Note 9 to our Consolidated Financial Statements in the Form 10-K filed with SEC on March 10, 2020.

(2)

Includes 5,213,298 shares available for issuance under the 2001 Employee Stock Purchase Plan (as amended and in effect as of December 31, 2019, the “ESPP”), which includes 89,866 shares that were issued at the end of the most recently completed ESPP purchase period, which began on August 1, 2019, and ended on January 31, 2020. The ESPP, designed to comply with Internal Revenue Code Section 423, includes an “evergreen” feature which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years, equal to the lesser of 675,000 shares, 2% of our outstanding common stock on the last day of the immediately preceding fiscal year, or such amount as is determined by our Board.

(3)	Includes 3,546,215 shares available for issuance pursuant to stock awards under the Fifth Amended and Restated 2011 Stock Incentive Plan.

EXECUTIVE COMPENSATION

Introduction

This Compensation Discussion and Analysis (the “CD&A”) describes and analyzes the compensation program during the year ended December 31, 2019, for: (a) our principal executive officer; (b) our former principal financial officer; and (c) one other executive officer who was serving as an executive officer on December 31, 2019.

Collectively, these were our “Named Executive Officers” or “NEOs” for 2019:

●	John K. Kibarian, Ph.D., our Chief Executive Officer and President;

●	Christine Russell, our former Executive Vice President, Finance, and Chief Financial Officer; and,

●	Kimon W. Michaels, Ph.D., our Executive Vice President, Products and Solutions.

Mrs. Russell resigned from her positions of Executive Vice President, Finance and Chief Financial Officer effective March 10, 2020.

This CD&A contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Compensation Governance

We endeavor to maintain good governance standards in our executive compensation program, as reflected by the following policies and practices that were in effect in 2019:

●

CEO Compensation. In part due to his request, which is based on a desire to conserve cash for other purposes, including funding the business and compensating other employees, Dr. Kibarian did not receive an increase to his base salary or an annual cash bonus for many years prior to 2012 and has not received an increase since 2015. In 2012 through 2015, the amount of his salary increases and cash bonus awards were modest when awarded. Also in response to his request, which is based on a desire to conserve equity for other purposes, including granting awards to other employees, Dr. Kibarian has not received an equity award since 2003. As a significant stockholder, Dr. Kibarian’s interests are already strongly aligned with the interests of our other stockholders.

●

Independence. The Compensation Committee of our Board of Directors develops, reviews and approves each element of executive compensation. The Compensation Committee is comprised solely of independent directors. Additionally, pursuant to its Charter, the Compensation Committee has the authority to engage a compensation consultant and other advisers as it deems appropriate or necessary to support it in fulfilling its responsibilities.

●	No Perquisites. We do not provide perquisites or other personal benefits to our executive officers.

●	No Tax Gross-Ups. We do not provide tax gross-ups or other tax reimbursement payments to our executive officers.

●

Severance and Change in Control Agreements. We have not entered into any agreement with any of our NEOs in connection with the commencement of, or during, their employment with us that provides for severance payments or other special benefits upon the future termination of their employment or any payments or other special benefits in the event of a termination of employment in connection with a change in control of the Company.

●

Exclusive Decision-Making Power. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although our Chief Executive Officer and the Company’s Human Resources department periodically present compensation and benefit recommendations to the Compensation Committee. The Compensation Committee independently considers, and evaluates, whether or not to accept management’s recommendations with respect to NEO compensation.

●

Periodic Review. The Compensation Committee, in connection with management, regularly reviews our executive compensation policies, practices and programs, including the mix of elements within our executive compensation program and the allocation between short-term and long-term compensation and cash and non-cash compensation, to ensure that our executive officers are compensated in a manner that is consistent with competitive market practice and sound corporate governance principles, and to reward them for performance tied to the Company’s primary business objective of delivering sustained high-performance to our customers and stockholders.

●

Risk Mitigation. The Compensation Committee regularly considers how the primary elements of our executive compensation program could encourage or mitigate excessive risk-taking, and has structured our program to mitigate risk by rewarding performance tied to several reasonable business objectives, and avoiding incentives that could encourage inappropriate risk-taking by our NEOs.

Executive Compensation Objectives

The design and operation of our executive compensation program reflect the following objectives, established by our Compensation Committee, with a strong emphasis on tying NEO pay to Company performance:

●	to emphasize performance-based compensation that is progressively weighted with seniority level;

●	to align our NEOs’ interest with long-term stockholder value;

●	to attract and retain talented leadership; and

●	to maintain an executive compensation program that encourages our NEOs to adhere to high ethical standards.

Elements of Our Executive Compensation Program

Performance-Based Compensation

In April 2012, in connection with its annual assessment of the Company’s compensation policies and practices, the Compensation Committee adopted the Pay for Performance Compensation Program as further described below, which we refer to as the “PPCP”. The purpose of the PPCP is to provide a standard mechanism pursuant to which the Compensation Committee may implement and administer the annual pay-for-performance component of our executive compensation program to drive performance of the Company and its affiliates and operating units and to align, motivate and reward eligible employees by making a portion of their equity and cash compensation dependent on the achievement of certain performance goals related to such Company performance.

Equity awards and cash bonuses awarded pursuant to the PPCP are based on the attainment of performance goals, which may include corporate and strategic business objectives, a participant’s individual performance and contribution to the Company, and/or any other factor deemed appropriate by the Compensation Committee. The Compensation Committee is authorized to establish performance period or periods pursuant to the PPCP (which are typically the Company’s fiscal year, but may include, without limitation, multiple fiscal years or any other period longer than one fiscal year or shorter than one fiscal year), performance goals for each performance period and, in the Compensation Committee’s sole discretion, a target equity award and/or cash bonus amount for each participant. Performance goals and target amounts are established, and may be modified, by the Compensation Committee at any time, as determined appropriate in the Compensation Committee’s sole discretion. Corporate objectives may include one or more objective measurable performance factors, including, but not limited to, the following: (i) operating income; (ii) earnings before income taxes, depreciation, amortization and restructuring (“EBITDAR”); (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) debt or debt-to-equity; (xiii) accounts receivable; (xiv) writeoffs; (xv) cash; (xvi) assets; (xvii) liquidity; (xviii) operations; (xvix) product development; (xx) regulatory activity; (xxi) management; (xxii) human resources; (xxiii) corporate governance; (xxiv) information technology; (xxv) business development; (xxvi) strategic alliances, licensing and partnering; (xxvii) mergers and acquisitions or divestitures; and/or (xxviii) financings, each with respect to the Company and/or one or more of its affiliates or operating units. The Compensation Committee has reserved the right, in its sole discretion, to increase, reduce or eliminate the amount of an equity award or cash bonus otherwise payable to a participant with respect to any performance period. No equity award will be approved and no cash bonus will be payable with respect to any performance period until the applicable results have been verified by the Compensation Committee and the Compensation Committee otherwise determines that the underlying terms and conditions of the program have been satisfied.

Each year, the Compensation Committee intends to approve calendar year performance periods under the PPCP and to pay cash incentive bonuses earned for each such calendar year performance period, if any, to each NEO on or before March 15th of the following year and to grant annual equity awards earned for each such calendar year performance period, if any, in or around May of the following year, based on achievement of the applicable performance goals for the calendar year performance period. Any such equity award will be 25% vested upon issuance, with the remaining 75% of the equity award subject to service-based vesting such that it shall vest in equal installments on each annual anniversary of the grant effective date for the three years following the grant effective date.

Other Elements of Executive Compensation

The other elements of our executive compensation program, the specific philosophy behind each element, the basis for the Compensation Committee’s decisions regarding each element, and the objectives of our program that each element fulfills, are described below.

Objective
Element	Philosophy Statement	Basis for Compensation Decisions; Pay-for- Performance Criteria	Reward Performance	Attract & Retain	Align to Stockholder Value	Adhere to High- Ethical Standards
Base Salary	We provide a base salary to our NEOs as a significant element of their overall compensation to recruit and retain experienced executives.	Base salary takes into account the NEO’s qualifications, experience, prior salary, and competitive salary information based on competitive market data as described below.		X		X

Annual Discretionary Cash Incentive Bonus	We provide an annual incentive cash bonus, payable in the sole discretion of the Compensation Committee, to reward our NEOs for individual and Company performance.

After the end of each year, the Compensation Committee reviews the Company’s performance and the individual NEO’s performance for the preceding fiscal year taking into consideration such factors as leadership qualities, business responsibilities, career with the Company, current compensation arrangements, and long-term potential to enhance stockholder value.

			X	X	X	X

Annual Discretionary Long-Term Equity Incentive Awards

With the exception of our founders, whose interest are already aligned with the Company due to their substantial stock holdings, we provide annual discretionary long-term equity incentive awards, which may consist of a mix of stock options and restricted stock or restricted stock unit awards (“Restricted Stock”), with vesting based on continued service with the Company to align our non-founder NEOs’ interests with those of our stockholders.

The Compensation Committee considers the non-founder NEO’s relative job scope, the value of such NEO’s outstanding long-term equity incentive awards, individual and Company performance history, prior contributions to the Company, the size of prior awards, and competitive market data as described below.

			X	X	X	X

Health and Welfare Benefits and Retirement Benefits	We provide industry-standard programs to provide for the health, welfare and retirement planning of our NEOs, including life insurance equal to the lesser of $200,000 or base salary.	The Compensation Committee has determined that our NEOs may participate on the same terms in the same programs that are available to all employees.		X

2019 Compensation Decision-Making Process and Results

Process

Generally, around the first quarter of each fiscal year, the Compensation Committee reviews the previous year’s performance of each of our NEOs and the Company. Our Compensation Committee relies upon the judgment of its members in making compensation decisions, reviewing the performance of the Company and carefully evaluating each NEO’s performance during the year against leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements, and long-term potential to enhance stockholder value. Also, while the Compensation Committee may consider competitive market compensation paid by peer companies, as further described below, in assessing the reasonableness of compensation, the Compensation Committee does not attempt to achieve and maintain a certain target percentile within a peer group or otherwise rely entirely on that data to determine NEO compensation. Instead, the Compensation Committee maintains the flexibility in its assessment and decision-making process to respond to and adjust for the evolving business environment. The Compensation Committee strives to achieve an appropriate mix between equity incentive awards and cash payments to meet the objectives of our executive compensation program and may consider such data in its compensation decisions; however, no particular apportionment goal is set.

We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our NEOs to deliver superior performance (as well as their actual ability to do so) and to retain them to continue their careers with the Company on a cost-effective basis. The Compensation Committee discusses our Chief Executive Officer’s compensation package with him but makes decisions with respect to his compensation without him present. Our Compensation Committee reports to our Board of Directors on the major items covered at each Compensation Committee meeting.

The Compensation Committee believes our executive compensation programs are effectively designed and working well in alignment with the interests of our stockholders and are instrumental to achieving our business strategy. As has been the case in the past, the Compensation Committee will consider any stockholder concerns and feedback on its executive compensation programs that it receives. We have held advisory stockholder votes on executive compensation nine times to date, beginning with the annual meeting on November 16, 2011. Each time, more than 90% of the shares that voted at our annual meetings of stockholders approved our NEOs’ compensation as described in the proxy statements for each such meeting. The Compensation Committee has considered the overwhelming support from our stockholders at prior meetings when making executive compensation decisions the next year. Further, consistent with the results of our stockholder vote regarding the frequency of future advisory votes on executive compensation, which was initially held on November 16, 2011, and again on May 30, 2017, the Company has held an advisory vote on the compensation of our NEOs every year. The stockholders will vote on the frequency of future advisory votes on the compensation of NEOs again at the 2023 Annual Meeting.

Role of Compensation Committee Consultant

The Compensation Committee is authorized to retain the services of compensation consultants and other advisors from time to time, as it sees fit, in connection with its oversight of, and decisions related to, the Company’s executive compensation program. In 2019, the Compensation Committee retained the services of Compensia, Inc., an independent compensation consultant. The independent consultant provided the Compensation Committee advice and recommendations on the Company's peer group, NEO compensation, and Lead Independent Director compensation. Compensia provided no other services to the Company in 2019.

Use of Competitive Data

To assess the competitiveness of our executive compensation for 2019 the Compensation Committee took into account competitive market compensation paid by other companies based on market data obtained from Compensia.  The peer group, which was selected by Compensia and approved by the Compensation Committee in April 2019, included 13 companies, each of which: (1) were in the semiconductor intellectual property, semiconductor equipment, or electronic design automation industries; (2) had market capitalizations between approximately 0.25 and 4.0 times that of the Company, and (3) generated 2018 revenues between approximately 0.33 and 3.0 times that of the Company.  This peer group was comprised of the following companies:

Ambarella	DSP Group	NEOPhotonics
Aquantia	GSI Technology	NVE
AXT	Impinj	Pixelworks
CEVA	Nanometrics	Rudolph Technologies
CyberOptics

Our Compensation Committee believes that peer group comparisons provide a useful framework to measure the competitiveness of our compensation practices. The Compensation Committee understands that no two companies are exactly alike, and it maintains the discretion to set levels of NEO compensation above or below levels paid by our peers based upon factors such as individual performance, an NEO’s level of experience and responsibilities, individual discussions with the NEO, and our compensation budget. The Compensation Committee intends to review our peer group at least annually and make adjustments to its composition as necessary.

Base Salaries

Our NEOs’ base salaries are reviewed annually and adjusted in the discretion of the Compensation Committee based on factors such as an NEO’s promotion or other significant change in responsibilities, sustained individual and Company performance and competitive market data. In June 2019, despite positive individual performance throughout the year the Committee decided to make no changes to any NEO’s salary in 2019. This decision was reached in part based on (a) the fact that Mrs. Russell's salary had been set in negotiations with her in June 2018 in connection with the commencement of her employment with the Company, and (b) the benchmark data provided by Compensia. The base salary paid to each NEO in 2019 is set forth in the “Summary Compensation Table” below.

Pay for Performance Compensation Program

Given the Company's 2017 performance and spending and revenue expectations for 2018, the Compensation Committee did not establish a PPCP for 2018. Thus, no NEO received equity awards or cash bonuses under the 2018 PPCP in 2019.

In June 2019, the Compensation Committee set the pay-for-performance component of our executive compensation program as it applied to 2019 by establishing the 2019 calendar year as a performance period under the PPCP and setting the specific revenue and non-GAAP profitability goals as follows, with a precondition to any payout for the EBITDAR Profitability measure of year-over-year revenue growth:

Percent of 2019		2019 Company Goals
PPCP Compensation	Measure	Threshold (30% payout)	Target (75% Payout)	Maximum (100% Payout)
50%	Revenue Growth (year-over-year)	≥ 2.8% (≥ $88.2M in 2019)	≥ 6.1% (≥ $91.0M in 2019)	≥ 9.3% (≥ $93.8M in 2019)
50%	EBITDAR Profitability(1)	>10.2% of revenue	>13.0% of revenue	>17.0% of revenue

(1)

EBITDAR means the Company’s non-GAAP, pre-tax net income, excluding stock-based compensation, depreciation, amortization of acquired technology and acquired intangibles, adjustment to contingent consideration related to acquisition, and restructuring charges. For fiscal year 2019, we reported revenues of $85.6 million and GAAP net loss of $5.4 million and calculated EBITDAR of $11.4 million.  EBITDAR is calculated as GAAP net loss of $5.4 million adjusted by $11.4 million of stock-based compensation, $1.2 million of amortization of acquired technology and acquired intangibles, $0.1 million of restructuring charges and adjustment to contingent consideration related to acquisition, $6.0 million of depreciation expense, and $1.9 million of income tax benefit.

In June 2019, the Compensation Committee also set the total bonus cash and equity targets for our NEOs, 50% of which would then be subject to the above goals for the 2019 PPCP. Drs. Kibarian and Michaels’s targets, in accordance with their request, were zero unless the Company achieved total 2019 revenue that was higher than the “maximum” 2019 PPCP goal above. Accordingly, Drs. Kibarian and Michaels were not eligible for potential payouts under the 2019 PPCP. With respect to Mrs. Russell, 50% of each her total annual equity opportunity and 50% of her total annual cash incentive bonus opportunity was subject to the achievement of the goals under the PPCP set forth above for the 2019 calendar year. Each NEO’s annual cash incentive bonus opportunity and annual equity opportunity under the PPCP for 2019 performance was as set forth below:

	Threshold (30% payout)		Target (75% Payout)		Maximum (100% Payout)
Name	Cash ($)	Equity (RSU)	Cash ($)	Equity (RSU)	Cash ($)	Equity (RSU)
John K. Kibarian	–	–	–	–	–	–
Christine Russell	7,005	3,450	17,513	8,625	23,350	11,500
Kimon W. Michaels	–	–	–	–	–	–

Our NEOs’ remaining annual equity opportunity and annual cash incentive bonus opportunity is described in “Annual Discretionary Long-Term Equity Incentive Awards” and “Annual Discretionary Incentive Bonuses” on page 37 of this Proxy Statement.

In April 2020, the Compensation Committee reviewed the Company’s 2019 performance against the specific goals described above and, given that the Company’s 2019 revenue did not grow over 2018 revenue even though the “target” EBITDAR goal was met with a 2019 EBITDAR of 13.3%, no payouts for cash bonuses were made under the 2019 PPCP. The Compensation Committee has not yet granted annual equity awards in 2020; however, based on the above-described review, no awards under the PPCP for the 2019 performance period are expected for any NEO.

Annual Discretionary Incentive Bonuses

When evaluating whether to pay discretionary incentive bonuses to any of the NEOs in 2019, the Compensation Committee reviewed the Company’s performance and each NEO’s performance for 2018 using factors such as leadership qualities, business responsibilities, career with the Company, current compensation arrangements, and long-term potential to enhance stockholder value. No pre-established formula was followed by the Compensation Committee for determining whether and the extent to which any NEO would receive a discretionary incentive bonus for 2018 performance or otherwise in 2019. Specifically, with respect to 2018 performance, the Compensation Committee did not prospectively establish individual or Company-wide qualitative or quantitative performance measures or related target levels that were required to be achieved for the NEOs to receive a discretionary incentive bonus.

Despite positive individual performance by all NEOs during 2018, the Compensation Committee decided in March 2019 not to award any discretionary incentive bonuses for 2018 performance to Drs. Kibarian and Michaels due to the fact that no general merit bonuses were paid to non-executive employees in 2019 for 2018 performance. Per the terms of Mrs. Russell’s employment offer, in March 2019, Mrs. Russell received $37,812.50, which was a pro-ration of a guaranteed bonus for her first year of employment with the Company. The amount of cash bonuses paid to our NEOs in 2019 is set forth in the “Summary Compensation Table” below.

Annual Discretionary Long-Term Equity Incentive Awards

In determining whether annual discretionary long-term equity incentive awards would be granted to our NEOs and the size of any such equity incentive awards, the Compensation Committee generally considers a number of factors, including, but not limited to, the relative job scope of the executive officer, the value of his existing long-term equity incentive awards, the NEO’s individual, and the Company’s, performance history, prior contributions to the Company, the size of prior equity incentive awards, and the peer data as described above. Based on some or all of these factors, the Compensation Committee determines in its discretion the total annual discretionary long-term equity incentive awards that it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

Despite positive individual performance by all NEOs during 2018, the Compensation Committee decided in June 2019 not to award any discretionary incentive equity for 2018 performance to any NEO due to three factors: (a) the Company’s results for 2018, (b) Drs. Kibarian and Michael's significant ownership in the Company from their history as founders of the Company and their corresponding, existing alignment with stockholders in general, as well as a desire on the part of both NEOs to reserve the stock pool for other purposes, such as awards to other employees and consultants, and (c) the fact that Mrs. Russell had received an equity award less than 12 months earlier in connection with the commencement of her employment with the Company in June 2018.

Compensation of Dr. Kibarian and New Chief Financial Officer

Our Chief Executive Officer and President, Dr. Kibarian, is also a co-founder of the Company. As of April 7, 2020, Dr. Kibarian owned 7.77% of the Company’s common stock. Given his significant equity stake, Dr. Kibarian’s interests are strongly aligned with our other stockholders and, accordingly, he has a powerful incentive to manage the Company from the perspective of an owner. As such, Dr. Kibarian has requested that, instead of using the limited shares available for issuance under the Company’s stock plans to further increase his ownership interest, the Compensation Committee uses such shares for awards to other employees of the Company, in the Compensation Committee’s sole discretion and judgment, to further the Company’s ability to provide appropriate incentives aimed at motivating and retaining such employees and the creation of further long-term stockholder value. As also stated above, Dr. Kibarian has generally requested that the Compensation Committee not use cash to increase his salary or award him discretionary bonuses but that it conserve cash for other purposes, including funding the business and compensating other employees. In accordance with his desire, Dr. Kibarian did not receive an increase to his base salary or a cash bonus for many years. However, by 2012, this approach left Dr. Kibarian’s salary nearing the 25th percentile of the competitive market data. As a result, and at the request of the Compensation Committee, Dr. Kibarian agreed to modest salary increases in each year of the 2012 through 2015 calendar years, which were designed to better align his salary with the peer data. Dr. Kibarian received a modest annual incentive bonus under the PPCP for performance in calendar years 2012 and 2013 but declined to take a bonus under the PPCP or otherwise for 2014 performance. No incentive cash bonus or long-term equity incentive award was granted to Dr. Kibarian in 2019. The base salary paid to Dr. Kibarian is set forth in the “Summary Compensation Table” below.

Severance and Change in Control Arrangements

The Company’s 2011 Stock Incentive Plan (as amended and restated, the “2011 Stock Plan”) provides that in the event of a change in control, outstanding awards shall be subject to the applicable agreement of merger or reorganization and that such agreement may provide, without limitation, for the assumption of outstanding awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration. Additionally, under the 2011 Stock Plan, the administrator may determine, at the time of grant of an award or thereafter, that such award shall become vested and exercisable, in full or in part, in the event that the Company is party to a change in control and a 2011 Stock Plan participant is terminated within a set time following such change in control.

On March 9, 2020, the Company entered into an amended and restated offer letter agreement with Mrs. Russell, pursuant to which she will continue to be employed by the Company as an Executive Financial Advisor, supporting Mr. Raza, who was appointed to succeed her as Chief Financial Officer, for a fixed term, beginning on March 11, 2020, which was the day following the date that the Company filed its annual report on Form 10-K for the year ended December 31, 2019, and ending on August 2, 2020. As an Executive Financial Advisor, Mrs. Russell received her regular annual base salary through March 31, 2020, and currently provides services as needed, at a rate of $160 per hour worked.

Additional details regarding the severance payments and benefits that would have been payable to Mrs. Russell had she been terminated under each of the scenarios set forth above on December 31, 2019, prior to her resigning her positions of Executive Vice President, Finance and Chief Financial Officer and amending her employment offer to eliminate the change of control and termination without cause provisions, are discussed in the section of this Proxy Statement titled “Potential Payments Upon Termination or Change-in-Control” below.

Share Ownership Guidelines

Each NEO is required to own shares of our common stock as follows, provided that NEOs appointed after October 6, 2011 (the date the guidelines were adopted by our Compensation Committee and Board) have five years from the date of hire or appointment to attain such ownership levels:

●	Our CEO must own shares equal to six (6) times such executive’s annual base salary.

●	All NEOs other than our CEO must own shares equal to two (2) times such executive’s annual base salary.

For purposes of these guidelines, a NEO’s share ownership includes all shares of the Company’s common stock owned by such NEO outright or held in trust for such executive and his or her immediate family, but not a NEO’s unvested or unexercised equity (i.e. unvested restricted stock units or outstanding stock options). The value of the shares will be measured as the greater of the then-current market price or the closing price of the Company’s common stock on the acquisition date. All of our NEOs currently serving in executive positions meet the ownership requirements or still have time remaining to satisfy the requirements. The equity owned by each of our NEOs as of April 17, 2019, is set forth in the “Security Ownership of Certain Beneficial Owners and Management” table above.

Prohibition against Certain Equity Transactions

Our Insider Trading and Disclosure Policy prohibits our NEOs from engaging in “short” sales and hedging transactions which could reasonably cause them to have interests adverse to our stockholders. “Short” sales, which are sales of shares of common stock by a person that does not own the shares at the time of the sale, evidence an expectation that the value of the shares will decline. Our NEOs are also prohibited from entering into hedging transactions if our compliance officer determines that such transaction would violate our Insider Trading and Disclosure Policy.

Other Considerations

In determining the NEOs’ compensation, the Compensation Committee also considers, among other factors, the possible income tax consequences to the Company and to the NEOs. However, to maintain maximum flexibility in designing an effective Named Executive Officers’ compensation program, the Compensation Committee retains the flexibility to design compensation plans and arrangements that may not be deductible for federal income tax purposes. For example, our Compensation Committee considers the provisions of Section 162(m) of the Code that restrict deductibility for federal income tax purposes of executive compensation paid to certain executive officers to the extent such compensation exceeds $1 million for any of such executive officers in any year and does not qualify for an exception to such limitation. However, the Compensation Committee may grant compensation which may be subject to the $1.0 million annual limit on deductibility.

In addition to Section 162(m), Sections 280G and 4999 of the Code provide that executive officers, persons who hold significant equity interests and certain other highly-compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Further, Section 409A of the Code imposes certain additional taxes on service providers who enter into certain deferred compensation arrangements that do not comply with the requirements of Section 409A. We have not agreed to pay any NEO a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A.

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 ASC requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock awards, based on the grant effective date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

The Compensation Committee also considers the accounting consequences to the Company of different compensation decisions and the impact of certain arrangements on stockholder dilution. However, neither of these factors by themselves will compel a particular compensation decision.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis contained in this Proxy Statement, or the CD&A, with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2019.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF PDF SOLUTIONS, INC.:

Marco Iansiti, Chair
Michael Gustafson
April 26, 2020	Gerald Yin

The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act and, notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report shall not be deemed to be incorporated by reference into any such filings with the SEC except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors currently consists of Marco Iansiti (Chair), Michael Gustafson, and Gerald Yin. No member of the Compensation Committee of the Company is, or has been, an officer of the Company or has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K, and no executive officer of the Company, has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during 2019.

SUMMARY COMPENSATION TABLE

The following table presents the compensation paid to and earned by our Named Executive Officers in the three years ended December 31, 2019.

Name & Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)(2)	Total ($)
John K. Kibarian	2019	400,000	—		—	—	—	405	400,405
Chief Executive Officer,	2018	400,000	—		—	—	—	405	400,405
President and Director	2017	400,000	—		—	—	—	180	400,180

Christine A. Russell	2019	330,000	—		—	—	—	283	330,263
Former Chief Financial Officer,	2018	151,250	37,813	(4)	852,000	336,968	—	132	1,378,163
Executive Vice President, Finance (3)

Kimon W. Michaels	2019	350,000	—		—	—	—	405	350,405
Executive Vice President,	2018	350,000	—		—	—	—	405	350,405
Products and Solutions and Director	2017	350,000	—		—	—	—	180	350,180

(1)

The amounts reported in this column reflects the aggregate grant effective date fair value for financial statement reporting purposes for stock options and restricted stock unit awards granted in that fiscal year as determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718. These amounts reflect our accounting expense for these awards and do not represent the actual economic value that may be realized by the Named Executive Officers. There can be no assurance that these amounts will ever be realized. For information on the assumptions used in valuing these awards, refer to the Note to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year in which the award was granted titled “Stockholder’s Equity.”

(2)

The amounts reported in this column represent the dollar value of premiums for term life insurance paid by us on behalf of each Named Executive Officer during the years ended December 31, 2017, 2018, and 2019. There is no cash surrender value under these life insurance policies.

(3)	Mrs. Russell became Chief Financial Officer in August 2018 and ceased to be the Chief Financial Officer on March 10, 2020.

(4)	This amount represents a prorated first-year guaranteed minimum bonus earned in 2018 and paid in 2019.

GRANTS OF PLAN-BASED AWARDS FOR 2019

There were no awards of plan-based compensation to Named Executive Officers made during the fiscal year ended December 31, 2019.

	Compensation Committee	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stocks	All Other Option Awards: Number of Securities	Grant Date Fair Value of	Grant Date Fair Value of
Name	Approval Date	Effective Date	Threshold ($)	Target ($)	or Units (#)	Maximum ($)	or Units (#)	Underlying Options (#)	Stock Awards	Stock Options
John K. Kibarian	—	—	—	—	—	—	—	—	—	—

Christine A. Russell	—	—	—	—	—	—	—	—	—	—

Kimon W. Michaels	—	—	—	—	—	—	—	—	—	—

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2019

The following table presents the outstanding equity awards of each of our Named Executive Officers as of December 31, 2019.

Name	Compensation Committee Approval Date	Grant Effective Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
John K. Kibarian	—	—	—	—		—	—	—		—
Christine A. Russell	07/31/2018	08/01/2018	26,666	53,334	(1)	10.65	8/1/2028	60,000	(2)	639,000
Kimon W. Michaels	—	—	—	—		—	—	—		—

(1)	25% of total shares vested on August 1, 2019, and vest 1/48th monthly thereafter until fully vested.
(2)	25% of the total shares vested on August 1, 2019, and vest 12.5% every six months thereafter until fully vested.

OPTIONS EXCERCISED AND STOCK VESTED IN 2019

The following table presents the options exercised by our Named Executive Officers in 2019 and restricted stock units held by our Named Executive Officers that vested in 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John K. Kibarian	—	—	—	—
Christine Russell	—	—	20,000	268,200
Kimon W. Michaels	—	—	—	—

(1)

The values of the vested awards were determined based on the number of shares that vested multiplied by the per share closing sale price on the Nasdaq Global Market reported for the applicable vesting date.

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for the Named Executive Officers during 2019.

Non-qualified Deferred Compensation

We did not maintain any non-qualified defined contribution or other deferred compensation plans or arrangements for the Named Executive Officers during 2019.

Potential Payments Upon Termination or Change-in-Control

Potential Payments Upon Termination of Employment

Except as described below for Mrs. Russell, we have not entered into agreements with our NEOs that provide for severance or other special benefits upon any termination of our NEOs’ employment.

Pursuant to the employment agreement with Mrs. Russell, in the event the Company terminates Mrs. Russell’s employment at any time without “Cause” or as a result of her “Disability” (as such terms are defined in the employment agreement), then subject to meeting certain criteria, he will be entitled to all of the following:

●

vesting acceleration of her then outstanding and unvested stock options and restricted stock as if she had provided continuous service to the Company for an additional 6 months after her separation date;

●	6 months of her then-current annual base salary, paid in accordance with the Company’s standard payroll procedures over a 6-month period;

●	a payment equal to 50% of the annual target bonus paid for the immediately preceding performance period; and,

●

the Company’s payment of the premiums for COBRA coverage from the last date on which he receives health care coverage as a Company employee until the earlier of: (1) the date that is 6 months following the separation date; or (2) the date Mrs. Russell becomes covered under another employer’s health coverage plan.

The following table presents the estimated value and payments that Mrs. Russell would have received had her employment terminated without Cause or as a result of her Disability on the last business day of 2019 (i.e. December 31, 2019).

Executive Benefits and Payments upon Termination of Employment	Value of the Hypothetical Benefit and Payment Amount (termination at any time without cause or disability) ($)
Vesting acceleration of outstanding and unvested stock options	—	(1)
Vesting acceleration of outstanding and unvested restricted stock units	—	(1)
Base salary	165,000
Guaranteed minimum cash bonus
Premiums for COBRA coverage	526
Total	165,526

(1)	No stock options or restricted stock units would have vested within 6 months of Mrs. Russell’s termination as of December 31, 2019.

Potential Payments Upon Change in Control

Pursuant to the employment agreement with Mrs. Russell, if the Company undergoes a “Change in Control” any time after July 16, 2019, which will be the 1 year anniversary of her start date, and at any time over the next 12 months following such Change in Control, her employment is terminated without “Cause” or as a result of her “Disability” (as such terms are defined in the employment agreement) and, provided Mrs. Russell’s termination or resignation is a “separation from service” within the meaning of Internal Revenue Code Section 409A, then she will be entitled to all of the following:

●

vesting acceleration of her then outstanding and unvested stock options and restricted stock as if she had provided continuous service to the Company for an additional 12 months after her separation date;

●	12 months of then-current annual base salary, paid in accordance with the Company’s standard payroll procedures over a 12-month period;

●	a payment equal to 100% of the annual target bonus paid for the immediately preceding performance period; and

●

the Company’s payment of the premiums for COBRA coverage from the last date on which she receives health care coverage as a Company employee until the earlier of: (1) the date that is 12 months following the separation date; or (2) the date Mrs. Russell becomes covered under another employer’s health coverage plan.

The following table presents the estimated value and payments that Mrs. Russell would have received had her employment terminated without Cause on the last business day of 2019 (i.e. December 31, 2019) and a Change in Control had occurred within the twelve months prior.

Executive Benefits and Payments upon Termination of Employment	Value of the Hypothetical Benefit and Payment Amount (change in control) ($)
Vesting acceleration of outstanding and unvested stock options	124,800	(1)
Vesting acceleration of outstanding and unvested restricted stock units	337,800	(2)
Base salary	330,000
Guaranteed minimum cash bonus	—
Premiums for COBRA coverage	1,052
Total	793,652

(1)

This represents the value of accelerated stock options. The potential value of accelerated stock options was determined by multiplying 50% of the number of unvested stock options as of December 31, 2019, that would have been accelerated on December 31, 2019, by the potential gain that will be realized per share if options will be exercised at the closing market price of the Company’s common stock on December 31, 2019 ($16.89 per share), which was the last business day of the year.

(2)

This represents the value of accelerated stock units. The value was determined by multiplying 50% of the number of unvested shares subject to the restricted stock unit award as of December 31, 2019, that would have been accelerated on December 31, 2019, by the closing market price of the Company’s common stock on December 31, 2019 ($16.89 per share), which was the last business day of the year.

Without giving effect to the amendment and restatement that is contemplated in Proposal No.3, the Company’s 2011 Stock Plan provides that in the event of a change in control, outstanding awards shall be subject to the applicable agreement of merger or reorganization and that such agreement may provide, without limitation, for the assumption of outstanding awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration. Additionally, under the 2011 Stock Plan, the administrator may determine, at the time of grant of an award or thereafter, that such award shall become vested and exercisable, in full or in part, in the event that the Company is party to a change in control and a 2011 Plan participant is terminated in connection with or within a set time following such change in control.

The following table presents the estimated value that our Named Executive Officers would have realized in the hypothetical event a change in control of the Company had occurred on the last business day of 2019 (i.e. December 31, 2019) and the vesting of options and restricted stock units held by them was accelerated in connection with such event. Drs. Kibarian and Michaels did not hold any outstanding stock options or unvested restricted stock units as of December 31, 2019.

Name	Value of Accelerated Rights ($)
John K. Kibarian	—
Christine Russell	462,600	(1)
Kimon W. Michaels	—

(1)

This represents the value of accelerated stock options and restricted stock units. Stock options: The potential value of accelerated stock options was determined by multiplying the number of unvested stock options as of December 31, 2019, that would have been accelerated on December 31, 2019, by the potential gain that will be realized per share if stock options will be exercised at the closing market price of the Company’s common stock on December 31, 2019 ($16.89 per share), which was the last business day of the year. Restricted stock units: The value was determined by multiplying the number of unvested shares subject to the options and restricted stock unit awards held by each NEO as of December 31, 2019, by the closing market price of the Company’s common stock on December 31, 2019 ($16.89 per share), which was the last business day of the year.

2019 CEO PAY RATIO DISCLOSURE

For 2019, our last completed fiscal year:

●	the median of the annual total compensation of all employees of our Company (other than Dr. Kibarian, our CEO) was $88,517; and
●	the annual total compensation of our CEO was $400,405.

Based on this information, for 2019, the ratio of the annual total compensation of Dr. Kibarian to the median of the annual total compensation of all employees was 4.52 to 1.

The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We describe the methodology and the material assumptions, adjustments, and estimates that we used to identify the median of the annual total compensation of all of our employees and to determine the annual total compensation of the “median employee” below. Due to the different methodologies and assumptions that are allowed to be utilized to determine the median employee, the pay ratio disclosures are not intended to facilitate a company-to-company comparison.

Determination Date and Measurement Period

We selected December 31, 2019, which is within the last three months of fiscal year 2019, as the date upon which we would identify our employees for purposes of determining the “median employee.” The compensation of such employees was then considered over a measurement period consisting of the 12-month period ended December 31, 2019.

Employee Population

We determined that, as of December 31, 2019, our employee population consisted of approximately 353 individuals working for PDF Solutions, Inc., and its consolidated subsidiaries.

Compensation Measure Utilized to Identify the Median Employee

To identify a new “median employee” from our employee population for 2019, we utilized a compensation measure consisting of earned base pay, including allowances (“Cash Compensation”). We annualized the compensation of permanent employees who were hired in 2019 but did not work for us or our consolidated subsidiaries for the entire fiscal year. We also did not make any cost-of-living adjustments in identifying the “median employee.” We determined that annual equity awards, which are not widely distributed to our employees, do not reasonably reflect the annual compensation of our employees. Accordingly, annual equity awards were excluded from Cash Compensation. We converted all employee compensation, on a country-by-country basis, to U.S. dollars based on the applicable year-end exchange rate used by the Company in its financial reporting.

Description of the Median Employee

Using this methodology, we determined that the “median employee” was a full-time salaried employee located in Taiwan. In calculating the annual total compensation of the “median employee”, we used the applicable year-end exchange rate used by the Company in its financial reporting.

DIRECTOR COMPENSATION

Directors who are also employees of the Company are not compensated for serving on our Board of Directors. Information regarding the compensation otherwise received by our directors, who are also executive officers, is provided above. The Compensation Committee of the Board reviews director compensation periodically and recommends changes to the Board, when it deems them appropriate. The following table describes the cash and equity components of the director compensation program that was in effect for fiscal year 2019:

Compensation Element	Amount
Annual cash retainer	$36,000 for each non-employee director (1) $20,000 for lead independent director (1)
Annual equity award	Option to purchase 11,250 shares and 3,750 restricted stock units for each non-employee director (1)(2)(3)
Additional annual cash retainer and equity award for Chairperson of the Board	$30,000 plus an option to purchase 15,000 shares and 5,000 restricted stock units (1)(2)(3)
Additional annual cash retainer for Audit and Corporate Governance Committee	$12,000 (chair); $6,000 (member) (1)
Additional annual cash retainer for Compensation Committee	$10,000 (chair); $4,000 (member) (1)
Additional annual cash retainer for Nominating Committee	$5,000 (chair); $2,000 (member) (1)
New Director equity award (one-time)	Option or restricted stock units valued at $160.0K (1)(3)(4)

  _____________________

(1)

Above cash retainers are paid in four equal quarterly installments at the beginning of each calendar quarter. The Board, in its sole discretion, may change the mix between the amount of cash retainer and the amount of the initial and annual equity awards for any/all directors, as long as the total value of all together (using the grant date fair value of the stock awards) on an annualized basis equals the total amounts set forth herein. For the avoidance of doubt, in the event any amounts are paid in any currency other than U.S. dollars, the value shall be the U.S. dollar equivalent on the date of payment (using the local-currency to U.S. Dollar exchange rate (buying rate) as of the close of trading five business days prior to such payment as quoted by a top national bank, e.g., in the case of payment in China, the USD-RMB exchange rate (buying rate) quoted by the Bank of China). In the event any portion of the above equity awards is paid in cash, such cash amounts will be paid in equal installments consistent with the vesting schedule of the equity awards.

(2)

These stock options and restricted stock units are targeted to be awarded on or around May 15th of each year to each director who has served as a director to the Company for at least 90 days prior to the date such awards are approved. Options vest with respect to 1/4th of the total shares subject to the option on the grant date and 1/48th of the total shares monthly after the grant date until fully vested. Restricted stock units vest with respect to 1/4th of the total shares on the grant date and 1/4th of the total shares subject to such award every anniversary of the grant date thereafter until fully vested. 50% of these total awards are subject to the same performance goals set under the Company’s PPCP for the Company’s NEOs.

(3)

The Board, in its sole discretion, may award either stock options, restricted stock units or any combination thereof as long as the total number of shares subject to such awards each year is equal to (a) the total number of shares if a number of shares is set forth herein, using a ratio of options to restricted stock units of 2 to 1; or (b) the dollar value if a dollar value is set forth herein, using Black-Scholes for valuing options and the per share price for valuing restricted stock units, in each case using a per share price equal to the closing price on the last trading day prior to the date of the meeting to approve such award. In its sole discretion, the Board may elect to pay all or part of the annual equity award in the equivalent amount of cash (as set on the date of approval of any such awards).

(4)

These stock option and/or restricted stock unit awards granted are awarded at the time a new director is appointed or elected to the Board. These stock options will vest with respect to 1/48th of the total shares subject to the option on the grant date and each month thereafter until fully vested, and restricted stock unit award will vest with respect to 1/8th of the total shares subject to such award every 6 months after the grant date until fully vested.

Performance-Based Awards

50% of each non-employee director’s annual equity opportunity (a director’s “PPCP Compensation”) is subject to the achievement of the goals established under the PPCP for such performance period. Given the Company’s revenue performance in 2019 compared to 2018, in 2020, non-employee directors were eligible to receive only the 50% of their annual equity award that was not subject to the 2019 PPCP. Thus, in or around May 2020, Messrs. Bronson, Gustafson, Iansiti, and Yin, and Ms. Erba, and Ms. Zhang will each be awarded 4,688 restricted stock units, with grant effective dates of the first of the month following such approval. These awards will be 25% vested upon issuance, as they are tied to the prior performance period, and the remaining 75% vests in equal installments on each annual anniversary of the grant effective date until fully vested. The aggregate fair value of these equity awards is set forth in the “Director Compensation” table below.

 Share Ownership Guidelines

Each non-employee director is required to own shares of our common stock having value equal to at least three times the non-employee director’s regular cash Board retainer. Non-employee directors will have five years from the date of election or appointment to attain such ownership levels. For purposes of these guidelines, a non-employee director’s share ownership includes all shares of the Company’s common stock owned by such non-employee director outright or held in trust for the non-employee director and his or her immediate family, but not a non-employee director’s unvested or unexercised equity (i.e. unvested restricted stock or stock unit awards or outstanding stock options). The value of shares shall be measured as the greater of the then current market price or the closing price of the Company’s common stock on the acquisition date. As of April 17, 2020, each non-employee director has satisfied the requirements or still has time remaining to meet the requirements.

Allocation of Awards Between Employees and Directors

Total options and restricted stock or stock unit awards grants to non-employee directors shall not exceed 8% of the total annual refresh/merit equity awards granted to employees and consultants (including grants to Named Executive Officers). If the above grants to the non-employee directors set forth in the director compensation program would otherwise exceed such limit, then all non-employee director grants shall automatically be adjusted down by an equal percentage to comply with this limitation.

Our non-employee directors received the following compensation during the year ended December 31, 2019:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Joseph R. Bronson	65,220	63,616	—	—	128,836
Nancy Erba	24,231	178,703	—	—	202,934
Michael B. Gustafson	46,000	63,616	—	—	109,616
Marco Iansiti	51,000	63,616	—	—	114,616
Gerald Z. Yin	56,500	63,616	—	—	120,116
Shuo Zhang	15,163	160,960	—	—	176,123

(1)

The amounts reported in this column reflect the aggregate grant effective date fair value for financial statement reporting purposes for the restricted stock units granted in 2019 as determined in accordance with the FASB ASC Topic 718. These amounts reflect our accounting expense for these awards and do not represent the actual value that may be realized by our non-employee directors. For information on the assumptions used in valuing these restricted stock units, refer to the Note to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for 2019 titled “Employee Benefits Plan.” The outstanding and unvested restricted stock units held by each non-employee director at the end of 2019 were: Mr. Bronson (7,289); Ms. Erba (13,169); Mr. Gustafson (18,687); Prof. Iansiti (9,235); Dr. Yin (11,260) and Ms. Zhang (12,003).

(2)	Each non-employee did not hold any outstanding stock options as of December 31, 2019.

We entered into acceleration agreements (each, an “Acceleration Agreement”) with Mr. Bronson on May 27, 2014, Prof. Iansiti on April 11, 2017, Dr. Yin on May 29, 2018, Mr. Gustafson on August 25, 2018, Ms, Erba on June 3, 2019, and with Ms. Zhang on July 30, 2020. Pursuant to each Acceleration Agreement all of the stock options to purchase shares of the Company’s common stock that have been granted or will be granted to each of the aforementioned directors will become vested and exercisable in full in the event of a change in control of the Company. Each of the acceleration agreements will generally remain in effect until terminated by the Company or, if earlier, the date a director ceases to provide services to the Company.

OTHER MATTERS

The Board knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, the enclosed proxy will be voted in respect thereof as the proxy holders deem advisable.

It is important that the enclosed proxies be returned promptly and that your shares are represented at the Annual Meeting. Stockholders are urged to mark, date, execute and promptly return the enclosed proxy card in the enclosed envelope or access the proxy materials online, indicate your choices and submit them on the Internet.

By Order of the Board of Directors,

PETER COHN
Secretary

Santa Clara, California
May 8, 2020

Appendix A

PDF SOLUTIONS, INC.

SIXTH AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN

SECTION 1. INTRODUCTION

On November 16, 2011, the original 2011 Stock Incentive Plan became effective upon approval by the Company’s stockholders (the “Effective Date”). On May 28, 2013, the stockholders approved the First Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit. On May 27, 2014, the stockholders approved the Second Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit. On May 31, 2016, the stockholders approved the Third Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit. On May 30, 2017, the stockholders approved the Fourth Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit. On May 28, 2019, the stockholders approved the Fifth Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit. On April 26, 2020 the Board of Directors adopted this Sixth Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit and make certain other changes. The term of this plan is extended to be ten years from the date our stockholders are expected to approve it on June 23, 2020.

The purpose of this Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Key Service Providers the opportunity to share in such long-term success by acquiring a proprietary interest in the Company.

The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Awards in the form of Options (which may be Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants and Stock Units.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Award Agreement.

SECTION 2. DEFINITIONS

(a)	“Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
(b)	“Award” means an Option, SAR, Stock Grant or Stock Unit.
(c)

“Award Agreement” means any Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement or the online grant summary, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the Participant or Optionee.

(d)	“Board” means the Board of Directors of the Company, as constituted from time to time.
(e)

“Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment of the aggregate Exercise Price and/or satisfaction of any applicable tax obligations may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares subject to an Option and to deliver all or part of the sale proceeds to the Company.

(f)

“Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award Agreement, (i) Participant’s willful failure to perform his or her duties and responsibilities to the Company or material violation of a written Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s material breach of any of his or her obligations under any written agreement or covenant with the Company, including any restrictive covenant obligation to the Company or any of its Affiliates, with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Committee and shall be conclusive and binding on the Participant. Without in any way limiting the effect of the foregoing, for the purposes of the Plan and any Award, a Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Committee, a termination for Cause. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s Service at any time as provided in Section 12(a), and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.

(g)	“Change in Control” means the consummation of any of the following transactions:
(i)	The sale of all or substantially all of the Company’s assets;
(ii)

The merger of the Company with or into another corporation in which securities possessing more than 50% of the total combined voting power of the Company are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction;

(iii)

The acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities of the Company representing more than 50% of the total combined voting power of the Company’s then outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders accept; or

(iv)	The Incumbent Directors cease for any reason to constitute a majority of the Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities then outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by the Subject Person, then a Change in Control shall occur. Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation and is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (i), (ii) or (iii) above with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5). The Board shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(h)	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.
(i)	“Committee” means a committee described in Section 3.
(j)	“Common Stock” means the Company’s common stock.
(k)	“Company” means PDF Solutions, Inc., a Delaware corporation.
(l)	“Contractor” means an individual who provides bona fide services directly to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee, Director or Non-Employee Director.
(m)	“Director” means a member of the Board who is also an Employee.
(n)

“Disability” means that the Participant is classified as disabled under the long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(o)	“Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.
(p)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q)

“Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. ”Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

(r)

“Fair Market Value” means the market price of a Share as determined in good faith by the Committee. Such determination shall be conclusive and binding on all persons. The Fair Market Value shall be determined by the following:

(i)

If the Shares are admitted to trading on any established national stock exchange or market system, including without limitation the Nasdaq National Market System, on the date in question, then the Fair Market Value shall be equal to the closing sales price for such Shares as quoted on such national exchange or system on such date; or

(ii)

if the Shares are admitted to quotation on Nasdaq or are regularly quoted by a recognized securities dealer but selling prices are not reported on the date in question, then the Fair Market Value shall be equal to the mean between the bid and asked prices of the Shares reported for such date.

In each case, the applicable price shall be the price reported in The Wall Street Journal or such other source as the Committee deems reliable; provided, however, that if there is no such reported price for the Shares for the date in question, then the Fair Market Value shall be equal to the price reported on the last preceding date for which such price exists. If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

(s)	“Fiscal Year” means the Company’s fiscal year.

(t)	“Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.
(u)

“Incumbent Directors” shall mean for any period of 24 consecutive months, individuals who, at the beginning of such period, constitute members of the Board and any individual who becomes a member of the Board after the beginning of such period (other than a member designated by a person who shall have entered into an agreement with the Company to effect a transaction that would constitute a Change in Control) whose election or nomination for election to the Board was approved by a vote of at least a majority of the Board then in office who either were directors at the beginning of the 24-month period or, if they became directors later, whose election or nomination for election was approved by the then-current members of the Board. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

(v)	“Key Service Provider” means an Employee, Director, Non-Employee Director or Contractor who has been selected by the Committee to receive an Award under the Plan.
(w)	“Non-Employee Director” means a member of the Board who is not an Employee.
(x)	“Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.
(y)	“Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.
(z)	“Optionee” means an individual, estate or other entity that holds an Option.
(aa)

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(bb)	“Participant” means an individual or estate or other entity that holds an Award.
(cc)

“Performance Goals” means one or more objective measurable performance goals established by the Committee with respect to a Performance Period based upon one or more factors, including, but not limited to: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital;

(xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added; (xiv) price/earnings ratio; (xv) debt or debt-to-equity; (xvi) accounts receivable; (xvii) writeoffs; (xviii) cash; (xix) assets; (xx) liquidity; (xxi) operations; (xxii) intellectual property (e.g., patents); (xxiii) product development; (xxiv) regulatory activity; (xxv) manufacturing, production or inventory; (xxvi) mergers and acquisitions or divestitures; and/or (xxvii) financings, each with respect to the Company and/or one or more of its Parent, Subsidiaries, Affiliates or operating units.

(dd)

“Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(ee)	“Plan” means this Amended and Restated 2011 Stock Incentive Plan as it may be amended from time to time.
(ff)

“Re-Price” means that the Company has repriced outstanding Options and/or outstanding SARs by lowering or reducing the Exercise Price of such Awards or has implemented an Option or SAR exchange program whereby the Participant agrees to cancel an existing Option or SAR in exchange for cash, an Option, a SAR or other Award. (gg) “SAR Agreement” means the agreement described in Section 7 evidencing a Stock Appreciation Right.

(hh)	“SEC” means the Securities and Exchange Commission.
(ii)	“Section 16 Persons” means those officers, directors or other persons who are subject to the requirement of Section 16 of the Exchange Act.
(jj)	“Section 409A” means Section 409A of the Code and the interpretative guidance issued thereunder, including, without limitation, any such guidance that may be issued after the Effective Date.
(kk)	“Securities Act” means the Securities Act of 1933, as amended.
(ll)

“Service” means service as an Employee, Director, Non-Employee Director or Contractor. A Participant’s Service does not terminate if he or she is an Employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, an Employee’s Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. Further, unless otherwise determined by the Committee, a Participant’s Service will not terminate merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); provided that there is no interruption or other termination of Service. Except as otherwise determined by the Committee, upon any transaction or event that results in a Subsidiary ceasing to be an affiliate of the Company, any Participant of such Subsidiary on or following such event shall be treated as incurring a termination of employment or service with the Company for purposes of this Plan and the Awards granted hereunder.

(mm)	“Share” means one share of Common Stock.
(nn)	“Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.
(oo)	“Stock Grant” means Shares awarded under the Plan.
(pp)	“Stock Grant Agreement” means the agreement described in Section 8 evidencing a Stock Grant.
(qq)	“Stock Option Agreement” means the agreement described in Section 6 evidencing an Option.
(rr)	“Stock Unit” means a bookkeeping entry representing the equivalent of one Share awarded under the Plan.

(ss)	“Stock Unit Agreement” means the agreement described in Section 9 evidencing a Stock Unit.
(tt)

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(uu)

“10-Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

SECTION 3. ADMINISTRATION

(a)

Committee Composition. The Board (or its duly authorized delegee) shall administer the Plan. The Board shall generally have membership composition which enables Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act. However, the Board may from time to time delegate to a committee of one or more members of the Board, and the Board or such Committee may from time to time delegate to one or more officers of the Company, the authority to grant or amend Awards or to take other administrative actions with respect to Participants who are not Section 16 Persons. Members of any such Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board or Committee may also at any time terminate the functions of any delegee thereof and reassume all powers and authority previously delegated to such body.

Notwithstanding the foregoing, the Board shall administer the Plan with respect to all Awards granted to Non-Employee Directors. The Board and any Committee appointed to administer the plan is referred to herein as the “Committee”.

(b)

Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have the full authority, in its sole discretion, to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

(i)	selecting Key Service Providers who are to receive Awards under the Plan;
(ii)	determining the type, number, vesting requirements and other features and conditions of such Awards;
(iii)	amending any outstanding Awards;
(iv)	accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate;
(v)	interpreting the Plan and any Award Agreement;
(vi)	correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or any Award Agreement;
(vii)	adopting such rules or guidelines as it deems appropriate to implement the Plan;
(viii)	making all other decisions relating to the operation of the Plan; and
(ix)

adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by employees of the Company, its Parent, Subsidiaries and Affiliates who reside outside of the U.S., which plans and/or subplans shall be attached hereto as Appendices.

The Committee’s determinations under the Plan shall be final and binding on all persons.

(c)

Indemnification. To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL

(a)	General Eligibility. Only Employees, Directors, Non-Employee Directors and Contractors shall be eligible to participate in the Plan.

(b)

Incentive Stock Options. Only Key Service Providers who are Employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Service Provider who is a 10-Percent Stockholder shall not be eligible for the grant of an ISO unless the requirements set forth in Code Section 422(c)(5) are satisfied.

(c)

Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such vesting conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine, in its sole discretion. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(d)

Beneficiaries. Unless stated otherwise in an Award Agreement and then only to the extent permitted by applicable law, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

(e)	Performance Conditions. The Committee may, in its discretion, include performance conditions in an Award.

(f)

No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

(g)

Termination of Service. Unless the applicable Award Agreement or, with respect to a Participant who resides in the U.S., the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the maximum term of the Option and/or SAR as applicable): (i) upon a termination of Service for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration; (ii) if Service is terminated for Cause, then all unexercised Options and/or SARs, unsettled portions of Stock Units and unvested portions of Stock Grants shall terminate, and/or be forfeited immediately without consideration; (iii) if Service is terminated for any reason other than for Cause, death or Disability, then the vested portion of his or her then-outstanding Options and/or SARs may be exercised by such Participant or his or her personal representative within ninety (90) days (inclusive) after the date of such termination; or (iv) if Service is terminated due to death or Disability, the vested portion of his or her then-outstanding Options and/or SARs may be exercised within six (6) months (inclusive) after the date of such termination.

SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS

(a)

Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. Subject to adjustment as set forth hereinafter and pursuant to Section 10, the aggregate number of Shares reserved for Awards under the Plan is 10,300,000 Shares, plus up to 3,500,000 Shares previously issued under the Company’s 2001 Stock Option Plan (the “2001 Plan”) that are forfeited or repurchased by the Company or Shares subject to awards previously issued under the 2001 Plan that expire or that terminate without having been exercised or settled in full on or after November 16, 2011. In case of Awards other than Options or SARs, the aggregate number of Shares reserved under the Plan shall be decreased at a rate of 1.33 per Share issued pursuant to such Awards.

(b)

Additional Shares. If Awards are forfeited or are terminated for any reason before vesting or being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan (for purposes of clarity, if the Share reserve is reduced by 1.33 Shares per Share subject to Awards granted under the Plan other than Options or SARs, then the Share reserve shall be increased by 1.33 times the number of Shares subject to such Awards that are so forfeited or terminated). Further, if Shares acquired pursuant to any such Award are forfeited to or repurchased by the Company, such Shares shall return to the Plan and again be available for issuance pursuant to the Plan, provided that, in the case of Awards other than Options or SARs, 1.33 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance. SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs. Shares subject to an Option or SAR that are retained by the Company to pay withholding taxes shall be deducted from the Plan Share reserve and shall not become available again for issuance under the Plan. Shares subject to Awards other than an Option or SAR that are retained by the Company to pay withholding taxes shall not be deducted from the Plan Share reserve and shall become available again for issuance under the Plan. Shares subject to an Option that are deducted by the Company to pay the exercise price of the Option shall be deducted from the Plan Share reserve and shall not become available again for issuance under the Plan. If Awards are settled in cash, the Shares that would have been delivered had there been no cash settlement shall not be counted against the Shares available for issuance under the Plan.

(c)	Dividend Equivalents. Any dividend equivalents settled in cash distributed under the Plan shall not reduce the number of Shares available for Awards.

(d)	Share Limits.

(i)

Limits on Options. No Key Service Provider shall receive Options during any Fiscal Year covering in excess of 1,000,000 Shares, subject to adjustment pursuant to Section 10. The aggregate maximum number of Shares that may be issued in connection with ISOs shall be 1,000,000 Shares, subject to adjustment pursuant to Section 10.

(ii)	Limits on SARs. No Key Service Provider shall receive SARs during any Fiscal Year covering in excess of 1,000,000 Shares, subject to adjustment pursuant to Section 10.

(iii)

Limits on Stock Grants and Stock Units. No Key Service Provider shall receive Stock Grants or Stock Units during any Fiscal Year covering, in the aggregate, in excess of 1,000,000 Shares, subject to adjustment pursuant to Section 10.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS

(a)

Stock Option Agreement. Each Option granted under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the Optionee. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO.

(b)	Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option, which number is subject to adjustment in accordance with Section 10.

(c)

Exercise Price. Each Stock Option Agreement shall specify the Option’s Exercise Price which shall be established by the Committee and is subject to adjustment in accordance with Section 10. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for an ISO granted to a 10-Percent Stockholder) on the date of grant.

(d)

Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable and may include performance conditions or Performance Goals pursuant to Section 4(e). The Stock Option Agreement shall also specify the maximum term of the Option; provided that the maximum term of an Option shall in no event exceed ten (10) years from the date of grant. A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or other events. Notwithstanding any other provision of the Plan or the Stock Option Agreement, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement.

(e)	Payment for Option Shares. The Exercise Price of an Option shall be paid in cash at the time of exercise, except as follows and if so provided for in the applicable Stock Option Agreement:

(i)

Surrender of Stock. Payment of all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration (e.g., to avoid financial accounting charges to the Company’s earnings).

(ii)	Cashless Exercise. Payment of all or a part of the Exercise Price may be made through Cashless Exercise.

(iii)	Other Forms of Payment. Payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

In the case of an ISO granted under the Plan, except to the extent permitted by applicable law, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 6(e).

(f)

Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the preceding sentence or anything to the contrary, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option and, unless there is approval by the Company stockholders, the Committee may not Re-Price outstanding Options.

(g)

Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent such transfer is otherwise permitted by applicable law and is not a transfer for value (unless such transfer for value is approved in advance by the Company’s stockholders), no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

(a)

SAR Agreement. Each SAR granted under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the Participant. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s compensation.

(b)	Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains, which number is subject to adjustment in accordance with Section 10.

(c)

Exercise Price. Each SAR Agreement shall specify the Exercise Price, which is subject to adjustment in accordance with Section 10. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of grant.

(d)

Exercisability and Term. Each SAR Agreement, to which such agreement refers, shall specify the date when all or any installment of the SAR is to become exercisable and may include performance conditions or Performance Goals pursuant to Section 4(e). The SAR Agreement shall also specify the maximum term of the SAR which shall not exceed ten (10) years from the date of grant. A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability or other events. SARs may be awarded in combination with Options or Stock Grants, and such an Award shall provide that the SARs will not be exercisable unless the related Options or Stock Grants are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or at any subsequent time, but not later than six months before the expiration of such NSO. Notwithstanding any other provision of the Plan or the SAR Agreement, no SAR can be exercised after the expiration date provided in the applicable SAR Agreement.

(e)

Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any vested portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such vested portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of grant of the SAR, in its sole discretion. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

(f)

Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding stock appreciation rights (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the preceding sentence or anything to the contrary, no modification of a SAR shall, without the consent of the Participant, impair his or her rights or obligations under such SAR and, unless there is approval by the Company stockholders, the Committee may not Re-Price outstanding SARs.

(g)

Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent such transfer is otherwise permitted by applicable law and is not a transfer for value (unless such transfer for value is approved in advance by the Company’s stockholders), no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 8. TERMS AND CONDITIONS FOR STOCK GRANTS

(a)

Time, Amount and Form of Awards. Awards under this Section 8 may be granted in the form of a Stock Grant. A Stock Grant may be awarded in combination with NSOs, and such an Award may provide that the Stock Grant will be forfeited in the event that the related NSOs are exercised.

(b)

Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the Participant. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement. The provisions of the Stock Grant Agreements entered into under the Plan need not be identical.

(c)	Payment for Stock Grants. Stock Grants may be issued with or without cash consideration under the Plan.

(d)

Vesting Conditions. Each Stock Grant may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Grant Agreement which may include performance conditions or Performance Goals pursuant to Section 4(e). A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e)

Assignment or Transfer of Stock Grants. Except as otherwise provided in the applicable Stock Grant Agreement and then only to the extent such transfer is otherwise permitted by applicable law and is not a transfer for value (unless such transfer for value is approved in advance by the Company’s stockholders), no unvested Stock Grant shall be transferable other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Grant Agreement, no unvested Stock Grant or interest therein may be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8(e) shall be void.

(f)

Voting and Dividend Rights. The holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Stock Grant Agreement, however, may require that the holder of such Stock Grant invest any cash dividends received in additional Shares subject to the Stock Grant. Such additional Shares and any Shares received as a dividend pursuant to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid. Such additional Shares subject to the Stock Grant shall not reduce the number of Shares available for issuance under Section 5.

(g)

Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Grants or may accept the cancellation of outstanding stock grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares. Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Grant shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Grant.

SECTION 9. TERMS AND CONDITIONS OF STOCK UNITS

(a)

Stock Unit Agreement. Each Stock Unit granted under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the Participant. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b)	Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit pertains, which number is subject to adjustment in accordance with Section 10.

(c)	Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(d)

Vesting Conditions. Each Stock Unit may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement which may include performance conditions or Performance Goals pursuant to Section 4(e). A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e)

Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Stock Units, in its sole discretion. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.

(f)

Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

(g)

Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

(h)

Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding stock units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

(i)

Assignment or Transfer of Stock Units. Except as provided in the applicable Stock Unit Agreement and then only to the extent such transfer is otherwise permitted by applicable law and is not a transfer for value (unless such transfer for value is approved in advance by the Company’s stockholders), Stock Units shall not be transferable other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Unit Agreement, no Stock Unit or interest therein may be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(i) shall be void.

SECTION 10. PROTECTION AGAINST DILUTION

(a)

Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i)	the number of Shares and the kind of shares or securities available for future Awards under Section 5;

(ii)	the limits on Awards specified in Section 5;

(iii)	the number of Shares and the kind of shares or securities covered by each outstanding Award; or

(iv)	the Exercise Price under each outstanding SAR or Option.

(b)

Participant Rights. Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 10 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c)

Fractional Shares. Any adjustment of Shares pursuant to this Section 10 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 11. EFFECT OF A CHANGE IN CONTROL

(a)

Change in Control. Unless the Committee elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Section 10, (A) such Award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award Agreement and, in the absence of applicable terms and conditions, the Committee’s discretion.

(b)

Acceleration. In the event an Award continues in effect or is assumed or an equivalent Award substituted, and a Participant’s Service is terminated by the Company or one of its Subsidiaries without Cause upon or within twenty-four (24) months following the Change in Control, then such Participant shall be fully vested in such continued, assumed or substituted Award. In the event that the successor corporation in a Change in Control does not assume or substitute for an Award, the Committee may cause (i) any or all of such Award (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section 10 or (ii) any or all of such Award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Committee shall notify the Participant that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.

(c)	Dissolution. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

SECTION 12. LIMITATIONS ON RIGHTS

(a)

Participant Rights. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parent, Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and any applicable written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

(b)

Stockholders’ Rights. Except as provided in Section 9(f), a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Sections 9(f) and 10.

(c)

Regulatory Requirements. Any other provision of the Plan notwithstanding, the Plan, the granting and vesting of Awards under the Plan and the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 13. TAXES

(a)

General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations or other required deductions that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)

Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her tax obligations by Cashless Exercise, by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired; provided that Shares withheld or previously owned Shares that are tendered shall not exceed the amount necessary to satisfy the Company’s tax withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes and foreign taxes, if applicable, unless the previously owned Shares have been held for the minimum duration necessary to avoid financial accounting charges under applicable accounting guidance or as otherwise permitted by the Company in its sole and absolute discretion. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC.

SECTION 14. MISCELLANEOUS

(a)

Term of the Plan. The Plan shall become effective upon its approval by the Company’s stockholders. The Plan shall terminate on June 22, 2030, and may be terminated on any earlier date pursuant to this Section 14.

(b)

Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. Any such termination of the Plan, or any amendment thereof, shall not impair any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent such approval is required by applicable laws, regulations or rules.

(c)

Forfeiture and Clawback Provision. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Participant) shall be subject to the provisions of any clawback policy implemented by the Company or required by applicable law, including, without limitation, any clawback policy adopted to comply with the requirements of applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award.

(d)

Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

(e)

Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

(f)

Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Plan and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Participant’s termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s termination of Service, or (ii) the date of the Participant’s death. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A, the Committee may (but is not obligated to), without a Participant’s consent, adopt such amendments to the Plan and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 14(i) or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

(g)

Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

(h)

Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

APPENDIX B

PDF SOLUTIONS, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.     PURPOSE.

The purpose of this 2020 Employee Stock Purchase Plan is to provide eligible employees of the Company and its participating Subsidiaries with the opportunity to purchase Common Stock through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code.

SECTION 2.     DEFINITIONS.

2.1     "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.2    "Board" means the Board of Directors of the Company.

2.3     "Change in Control" means an event in which the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the jurisdiction in which the Company is incorporated, a merger or consolidation with a wholly- owned Subsidiary, or any other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated.

2.4     "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.5     "Committee" shall mean the committee appointed by the Board to administer the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the effective date of the Plan, the Plan shall be administered by the Compensation Committee of the Board.

2.6     "Common Stock" means the common stock of the Company.

2.7     "Company" means PDF Solutions, Inc.

2.8     "Compensation" means a Participant's regular wages. The Committee, in its discretion, may (on a uniform and nondiscriminatory basis) establish a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.9     "Eligible Employee" means every Employee of an Employer, except (a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), or (b) as provided in the following sentence. The Committee, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that an Employee shall not be an Eligible Employee if he or she: (1) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (2) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Committee in its discretion), or (3) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion).

2.10     "Employee" means an individual who is a common-law employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.11     "Employer" or "Employers" means any one or all of the Company, and those Subsidiaries which, with the consent of the Board, have adopted the Plan.

2.12     "Enrollment Date" means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time.

2.13     "Grant Date" means any date on which a Participant is granted an option under the Plan.

2.14     "Participant" means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

2.15     "Plan" means the PDF Solutions, Inc. 2020 Employee Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time.

2.16     "Purchase Date" means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.17     "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3.     SHARES SUBJECT TO THE PLAN.

3.1     Number Available. A maximum of 10,031,3511 shares of Common Stock shall be available for issuance pursuant to the Plan. Beginning with the first fiscal year after the effective date of the Plan, on the first day of each fiscal year of the Company, Shares will be added to the Plan equal to the least of (a) 2% of the outstanding Shares on the last day of the prior fiscal year, (b) 675,000 Shares, or (c) such lesser amount as determined by the Board. Shares sold under the Plan may be newly issued shares or treasury shares.

3.2     Adjustments. In the event of any reorganization, recapitalization, stock split, subdivision of the outstanding shares, reverse stock split, stock dividend, declaration of a dividend payable in a form other than shares in an amount that will have a material effective on the shares, combination or consolidation of shares, merger, consolidation, offering of rights, spin-off or other similar change in the capital structure of the Company, the Board shall make appropriate adjustments in the number, kind and purchase price of the shares or securities available for purchase under the Plan and in the maximum number of shares or kind of securities subject to and purchase price for any option under the Plan.

SECTION 4.     ENROLLMENT.

4.1     Participation. Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, sign and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time (in its discretion and on a nondiscriminatory basis). Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires. Any Participant whose option has not expired and who has not withdrawn from the Plan automatically will be deemed to be un-enrolled from the Participant's current option and be enrolled as of a subsequent Enrollment Date if the price per Share on such subsequent Enrollment Date is lower than the price per Share on the Enrollment Date relating to the Participant's current option.

4.2     Payroll Withholding. On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation. Pursuant to such procedures as the Committee may specify from time to time, a Participant may elect to have withholding equal to a whole percentage from 1% to 10% (or such lesser, or greater, percentage that the Committee may establish from time to time for all options to be granted on any Enrollment Date). A Participant may elect to increase or decrease his or her rate of payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. A Participant may stop his or her payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment form must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her contributions at the percentage last elected by the Participant.

1 Represents the total number of shares reserved for issuance under the 2001 Employee Stock Purchase Plan as of the date the 2001 Plan was amended and restated to the 2020 Employee Stock Purchase Plan.

SECTION 5.     OPTIONS TO PURCHASE COMMON STOCK.

5.1     Grant of Option. On each Enrollment Date on which the Participant enrolls or re- enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.

5.2     Duration of Option. Each option granted under the Plan shall expire upon the conclusion of the option's offering period which will end on the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within 27 months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date, the period referred to in clause (b) in the preceding sentence shall mean the period from the applicable Enrollment Date through the last business day prior to the immediately following Enrollment Date.

5.3     Number of Shares Subject to Option. The number of shares available for purchase by each Participant under the option will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

5.4     Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions:

(a)     payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2;

(b)     purchase of shares upon exercise of the option will be accomplished only in accordance with Section 6.1;

(c)     the price per share under the option will be determined as provided in Section 6.1; and

(d)     the option in all respects shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.

SECTION 6.     PURCHASE OF SHARES.

6.1     Exercise of Option. Subject to Section 6.2, on each Purchase Date, the funds then credited to each Participant's account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased shall be carried forward in the Participant's account for the purchase of shares on the next Purchase Date. The price per Share of the Shares purchased under any option granted under the Plan shall be eighty-five percent (85%) of the lower of:

(a)     the closing price per Share on the Nasdaq National Market System on the Grant Date for such option (or, if the Grant Date is a non-trading day on the Nasdaq National Market, then the closing price on the prior Nasdaq trading day); or

(b)     the closing price per Share on the Nasdaq National Market System on the Purchase Date.

6.2     Delivery of Shares. As directed by the Committee in its sole discretion, shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker (if any) designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system.

6.3     Exhaustion of Shares. If at any time the shares available under the Plan are over- enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment. Such reduction method shall be "bottom up," with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants (without interest thereon).

6.4     Limitation on Shares.

(a)     Notwithstanding the above, the maximum number of shares a Participant may purchase on any Purchase Date shall be twelve thousand five hundred (12,500) Shares.

(b)     Any provisions of the Plan to the contrary notwithstanding, no Participant shall be granted rights to purchase shares under this Plan which permits the Participant’s rights to purchase shares under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the fair market value of such shares (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

SECTION 7.     WITHDRAWAL.

7.1     Withdrawal. A Participant may withdraw from the Plan by submitting a completed enrollment form to the Company. A withdrawal will be effective only if it is received by the Company by the deadline specified by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time. When a withdrawal becomes effective, the Participant's payroll contributions shall cease and all amounts then credited to the Participant's account shall be distributed to him or her (without interest thereon).

SECTION 8.     CESSATION OF PARTICIPATION.

8.1     Termination of Status as Eligible Employee. A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason). As soon as practicable after such cessation, the Participant's payroll contributions shall cease and all amounts then credited to the Participant's account shall be distributed to him or her (without interest thereon).

8.2     Leave of Absence or Temporarily Out of Continuous Employment. Any Participant who is (y) on a leave of absence approved by the Participant’s employer, or (z) otherwise temporarily not an Eligible Employee even though the Participant is still an employee of the Company or a Subsidiary (the date of any such event is referred to herein as the “Transition Date”), shall continue to be a Participant for a period the longer of (i) three (3) months after such Transition Date or so long as the Participant's right to reemployment with his or her employer is guaranteed either by statute or applicable laws. If the Participant does not return from his or her leave of absence or otherwise become an Eligible Employee again by the date that is three (3) months from the Transition Date, his or her employment relationship will be deemed to have terminated, and his or her election to participate in the Plan shall be deemed to have been cancelled on the first (1st) day following such three (3) month period after the Transition Date, unless the Participant’s right to reemployment with his or her employer is guaranteed either by statute or applicable laws, in which case his or her election to participate in the Plan shall be deemed to have been cancelled on the first (1st) day after the date that the Participant’s right to reemployment with his or her employer is no longer guaranteed either by statute or applicable laws.

SECTION 9.     DESIGNATION OF BENEFICIARY.

9.1     Designation. Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more Beneficiaries to receive any amounts credited to the Participant's account at the time of his or her death. Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of Beneficiaries.

9.2     Changes. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

9.3     Failed Designations. If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant's Account shall be payable to his or her estate.

SECTION 10.     CHANGE IN CONTROL.

In the event of a Change in Control, all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such Change in Control (such date shall be considered herein a “Purchase Date”) by causing all amounts credited to each Participant’s account to be applied to purchase as many shares pursuant to the Participant’s purchase rights, subject to the limitations of the Plan. The Company shall use its best efforts to provide at least ten (10) days’ prior written notice of the occurrence of a Change in Control and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of such Change in Control.

SECTION 11.     ADMINISTRATION.

11.1     Plan Administrator. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

11.2     Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

11.3     Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(a)     To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

(b)     To determine any and all considerations affecting the eligibility of any employee to become a Participant or to remain a Participant in the Plan;

(c)     To cause an account or accounts to be maintained for each Participant;

(d)     To determine the time or times when, and the number of shares for which, options shall be granted;

(e)     To establish and revise an accounting method or formula for the Plan;

(f)     To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

(g)     To determine the status and rights of Participants and their Beneficiaries or estates;

(h)     To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(i)     To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(j)     To adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States;

(k)     To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.

10.4     Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

10.5     Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.

11.6     Eligibility to Participate. No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

11.7     Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

SECTION 12.     AMENDMENT, TERMINATION, AND DURATION.

12.1     Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants' accounts which have not been used to purchase shares shall be returned to the Participants (without interest thereon) as soon as administratively practicable.

12.2     Duration of the Plan. Subject to Section 12.1 (regarding the Board's right to amend or terminate the Plan), the Plan shall terminate on June 22, 2030.

SECTION 13.     GENERAL PROVISIONS.

13.1     Participation by Subsidiaries. One or more Subsidiaries of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board. By adopting the Plan, a Subsidiary shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board to amend the Plan, and (b) to the Committee to administer and interpret the Plan. An Employer may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

13.2     Inalienability. In no event may either a Participant, a former Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant's interest in the Plan is not transferable pursuant to a domestic relations order.

13.3     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.4     Requirements of Law. The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

13.5     Compliance with Rule 16b-3. Any transactions under this Plan with respect to officers (as defined in Rule 16a-1 promulgated under the 1934 Act) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

13.6     No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

13.7     Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

13.8     Construction and Applicable Law. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code. Any provision of the Plan which is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the State of California (excluding California's conflict of laws provisions).

13.9     Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

APPENDIX C

The following is an excerpt setting forth Article XIII, Section 8.13 of the Amended and Restated Bylaws of the Company:

“8.13 EXCLUSIVE FORUM PROVISION

Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Delaware Court of Chancery shall be the sole and exclusive forum for, and shall have exclusive jurisdiction with respect to, (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws, (d) any action asserting a claim related to or involving the Corporation or any director, officer, stockholder, employee or agent of the Corporation that is governed by the internal affairs doctrine of the State of Delaware, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law of Delaware; provided, however, that, in the event that the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.13. If any action, the subject matter of which is within the scope of this Section 8.13, is filed in a court other than the Delaware Court of Chancery (or any other state or federal court located within the State of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have notice of and consented to (i) the exclusive personal jurisdiction of the Delaware Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Section 8.13 and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 8.13 with respect to any current or future actions or claims. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. If stockholders do not ratify this Section 8.13 at the 2020 Annual Meeting of Stockholders of the Corporation, this provision shall thereafter be of no force or effect.”

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B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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C 1234567890 JNT
1 U P X 4 6 1 3 8 2

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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03I2RG

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Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PDFS

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PDF Solutions, Inc.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PDF SOLUTIONS, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 23, 2020

The undersigned stockholder of PDF Solutions, Inc., a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints John K. Kibarian and Adnan Raza, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of PDF Solutions, Inc. to be held on Tuesday, June 23, 2020, at 3:00 p.m. PDT, at PDF Solutions, Inc., 2858 De La Cruz Boulevard, Santa Clara, CA 95050, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to be held on Tuesday, June 23, 2020, at 3:00 p.m. You can view the proxy statement and our Annual Report to Stockholders for the year ended December 31, 2019, at http://www.edocumentview.com/PDF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3, 4, 5, AND 6 IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY.

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

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PDF/SOLUTIONS™ VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the listed nominees, FOR Proposals 2, 3, 4, 5, and 6.

1. Election of Directors:

	For	Against	Abstain
01 - Joseph R. Bronson	☐	☐	☐
02 - Marco Iansiti	☐	☐	☐

And, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 4 6 1 3 8 2

039256

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PDF Solutions, Inc.

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PDF SOLUTIONS, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 23, 2020**

The undersigned stockholder of PDF Solutions, Inc., a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints John K. Kibarian and Adnan Raza, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of PDF Solutions, Inc. to be held on Tuesday, June 23, 2020, at 3:00 p.m. PDT, at PDF Solutions, Inc., 2858 De La Cruz Boulevard, Santa Clara, CA 95050, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to be held on Tuesday, June 23, 2020, at 3:00 p.m. You can view the proxy statement and our Annual Report to Stockholders for the year ended December 31, 2019, at http://www.edocumentview.com/PDF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3, 4, 5, AND 6 IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY.